Filed Pursuant to Rule 424(b)(2)
Registration No. 333-222392

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Amount to be registered	Proposed maximum offering price per depositary share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Depositary Shares, each representing a 1/1000th Interest in a share of 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C	24,000,000	$25.00	$600,000,000	$77,880
6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C (“Preferred Shares”)	24,000	(2)	(2)	(2)

(1)

Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on January 3, 2018 (File No. 333-222392), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

(2)	No separate consideration will be payable in respect of the Preferred Shares that are being issued in connection with this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 3, 2018)

24,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of

6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C

We are offering 24,000,000 depositary shares, each of which represents a 1/1,000th interest in a share of our 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25.00 per depositary share) (a “Series C Preference Share”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series C Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights).

We will pay dividends on the Series C Preference Shares only when, as and if declared by our Board of Directors or a duly authorized committee thereof. Any such dividends will be payable from the date of original issuance on a non-cumulative basis, quarterly in arrears on the 30th day of March, June, September and December of each year, beginning on September 30, 2020, at a rate equal to 6.375% of the liquidation preference per annum up to but excluding September 30, 2025. Beginning on September 30, 2025, any such dividends will be payable on a non-cumulative basis, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 5.97% of the liquidation preference per annum. See “Description of the Series C Preference Shares—Dividends.” Dividends that are not declared by our Board of Directors or a duly authorized committee thereof will not accumulate and will not be payable. Distributions will be made in respect of the depositary shares if and only to the extent dividends are paid on the related Series C Preference Shares.

So long as any Series C Preference Shares remain outstanding, unless dividends on all outstanding Series C Preference Shares payable on a dividend payment date have been declared and paid or provided for in full, no dividend shall be paid or declared on our common shares or any other junior securities or any parity shares, other than a dividend payable solely in our common shares, other junior securities or (solely in the case of parity shares) other parity shares, as applicable, during the following dividend period.

Neither the depositary shares nor the underlying Series C Preference Shares will be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Athene Holding Ltd. or our subsidiaries. Neither the depositary shares nor the underlying Series C Preference Shares have a stated maturity or will be subject to any sinking fund, retirement fund, or purchase fund or other obligation of ours to redeem, repurchase or retire the depositary shares or the Series C Preference Shares.

We may redeem the Series C Preference Shares at our option, in whole or in part, from time to time, during any par call period (as defined herein), at a redemption price equal to $25,000 per share (equivalent to $25.00 per depositary share), plus the amount of declared and unpaid dividends, if any, without interest on such unpaid dividends. In addition, we may redeem the Series C Preference Shares in specified circumstances relating to certain corporate, regulatory, rating agency or tax events. The depositary shares will be redeemed only if and to the extent the related Series C Preference Shares are redeemed by us.

If the Series C Preference Shares are treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator,” any redemption of the Series C Preference Shares may be subject to our receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to our redemption of the Series C Preference Shares set forth in those capital guidelines or any other applicable regulations of the “capital regulator.” “Capital regulator” means any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of our regulatory capital. See “Description of the Series C Preference Shares—Optional Redemption.” If we redeem the Series C Preference Shares, Computershare Inc. and Computershare Trust Company, N.A., (collectively, the “Depositary”) will redeem a proportionate number of depositary shares. Neither you, as a holder of depositary shares, nor the Depositary will have the right to require the redemption or repurchase by us of the Series C Preference Shares or the depositary shares.

In specified circumstances relating to certain tax or capital disqualification events we may, without the consent of any holders of the Series C Preference Shares, vary the terms of, or exchange for new securities, the Series C Preference Shares to maintain compliance with certain regulations applicable to us. No such variation of terms or securities in exchange shall change certain specified terms of the Series C Preference Shares. See “Description of the Series C Preference Shares—Substitution or Variation” in this prospectus supplement.

The Series C Preference Shares will not have voting rights, except as set forth under “Description of the Series C Preference Shares—Voting Rights” in this prospectus supplement. A holder of depositary shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares—Voting Rights.”

There is currently no public market for the depositary shares or the Series C Preference Shares represented thereby. We intend to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “ATHPrC.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing an interest in the Series C Preference Shares.

Investing in the depositary shares and the underlying Series C Preference Shares involves a high degree of risk. See the information set forth in the section titled “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about important factors you should consider before making a decision to invest in depositary shares and the underlying Series C Preference Shares. Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of these securities or determined if the accuracy of this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$25.0000	$600,000,000.00
Underwriting discount(2)	$0.6770	$16,247,007.50
Proceeds, before expenses, to us(3)	$24.3230	$583,752,992.50

(1)

The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be June 11, 2020.

(2)

The underwriting discount is calculated using a weighted average amount of $0.7875 per depositary share for retail orders (14,772,200 depositary shares) and $0.5000 per depositary share for institutional orders (9,227,800 depositary shares). See “Underwriting” for additional disclosure regarding the underwriting discount, commissions and estimated offering expenses.

(3)	The proceeds per depositary share, before expenses, to us are calculated using a weighted average underwriting discount for retail and institutional orders.

The underwriters expect to deliver the depositary shares through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), against payment in New York, New York on or about June 11, 2020.

We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the immediately prior paragraph, which will be the fifth business day following the date of the pricing of the depositary shares (“T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the date that is two business days before delivery of the depositary shares will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley	RBC Capital Markets

Joint Lead Managers

BMO Capital Markets	J.P. Morgan

Prospectus Supplement dated June 4, 2020.

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we file with the SEC relating to this offering or that we authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is an offer to sell only the depositary shares and the underlying Series C Preference Shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates or the date or dates specified in those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our depositary shares and the underlying Series C Preference Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. The accompanying prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under this shelf registration statement. In this prospectus supplement, we provide you with specific information about the depositary shares and the underlying Series C Preference Shares that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include, or incorporate by reference, important information about us, the securities being offered and other information you should know before making a decision to invest in our depositary shares and the underlying Series C Preference Shares. This prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If any specific information regarding our depositary shares and the underlying Series C Preference Shares in this prospectus supplement is inconsistent with the more general description of the securities in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we file with the SEC in connection with this offering, as well as the additional information described under “Where You Can Find More Information; Incorporation By Reference” in this prospectus supplement, before making a decision to invest in our depositary shares and the underlying Series C Preference Shares. In particular, you should review the information under the heading “Risk Factors” included in this prospectus supplement and in any of the documents that are incorporated by reference herein.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA for the issue and transfer of our depositary shares to and between persons resident and non-resident of Bermuda for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “the issuer” or “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis. Additionally, in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “dollars,” or “$” are to the lawful currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operations or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and give our expectations and projections relating to our financial condition, results of operations, plans, strategies, objectives, future performance, business and other matters as of the date or dates of such documents.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate and /or foreign currency fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	major public health issues, and specifically the pandemic caused by the effects of the spread of the Coronavirus Disease of 2019 (“COVID-19”);

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and on the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	market and credit risks that could diminish the value of our investments;

•	changes to the creditworthiness of our reinsurance and derivative counterparties;

•	the permanent discontinuation of London Inter-bank Offered Rate (“LIBOR”);

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•

the termination by Apollo Global Management, Inc. (“AGM”) or any of its subsidiaries (collectively, AGM together with its subsidiaries, “Apollo”) of its investment management agreements with us and limitations on our ability to terminate such arrangements;

•	Apollo’s dependence on key executives and inability to attract qualified personnel;

•	the accuracy of our estimates regarding the future performance of our investment portfolio;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to regulations affecting, among other things, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to AHL, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	the failure to obtain or maintain licenses and/or other regulatory approvals as required for the operation of our insurance subsidiaries;

•	increases in our tax liability resulting from the Base Erosion and Anti-Abuse Tax (“BEAT”);

•

improper interpretation or application of Public Law no. 115-97, the Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 (“Tax Act”) or subsequent changes to, clarifications of or guidance under the Tax Act that is counter to our interpretation and has retroactive effect;

•	AHL or any of its non-United States (“U.S.”) subsidiaries becoming subject to U.S. federal income taxation;

•	adverse changes in U.S., Bermuda and/or United Kingdom (“U.K.”) tax law;

•	our being subject to U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”);

•	changes in our ability to pay dividends or make distributions;

•	our failure to recognize the benefits expected to be derived from the share exchange transaction with Apollo;

•

the failure to achieve the economic benefits expected to be derived from the Athene Co-Invest Reinsurance Affiliate 1A Ltd. (together with its subsidiaries, “ACRA”) capital raise or future ACRA capital raises;

•	the failure of third-party ACRA investors to fund their capital commitment obligations; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein.

We caution you that the important factors referenced above may not be exhaustive. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or the documents that we incorporate herein by reference. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the depositary shares and the underlying Series C Preference Shares. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein carefully.

Our Company

We are a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and shareholders by combining our two core competencies of (1) sourcing long-term, generally illiquid liabilities and (2) investing in a high-quality investment portfolio, which takes advantage of the illiquid nature of our liabilities. Our steady and significant base of earnings generates capital that we opportunistically invest across our business to source attractively-priced liabilities and capitalize on opportunities. Our differentiated investment strategy benefits from our strategic relationship with Apollo, which provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo also provides us with access to Apollo’s investment professionals around the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. We are based in Bermuda with our U.S. subsidiaries’ headquarters located in Iowa.

We are an exempted company organized under the laws of Bermuda. Our principal executive offices are located at Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda, and our telephone number is (441) 279-8400. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about our depositary shares and the underlying Series C Preference Shares and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of our depositary shares and the underlying Series C Preference Shares, see the sections titled “Description of the Series C Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement and “Description of Securities” and “Description of Depositary Shares” in the accompanying prospectus. You should also refer to the Certificate of Designations (the “Certificate of Designations”) relating to the underlying Series C Preference Shares, the Deposit Agreement (as defined below) relating to the depositary shares and our bye-laws.

Issuer	Athene Holding Ltd., an exempted company organized under the laws of Bermuda.

NYSE Symbol	“ATHPrC.”

Securities offered	24,000,000 depositary shares, each representing a 1/1,000th interest in a share of 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25.00 per depositary share). Each holder of a depositary share will be entitled, through the Depositary, in proportion to the applicable fraction of a Series C Preference Share represented by such depositary share, to all the rights and preferences of the Series C Preference Shares represented thereby (including any dividend, voting, redemption and liquidation rights). We may from time to time elect to issue additional depositary shares representing additional Series C Preference Shares, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered hereby; provided that such additional shares are fungible for U.S. federal income tax purposes with the Series C Preference Shares and the related depositary shares offered hereby.

Dividends

Holders of Series C Preference Shares will be entitled to receive, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on the 30th day of March, June, September and December of each year, commencing on September 30, 2020, subject to adjustment for business days as provided below under “—Dividend Payment Dates.” To the extent declared, from and including the original issue date to but excluding September 30, 2025 (the “First Reset Date”), dividends will be payable on a non-cumulative basis, with respect to each dividend period, in an amount per share equal to 6.375% of the liquidation preference per annum (equivalent to $1,593.75 per Series C Preference Share and $1.59375 per depositary share per annum). Commencing on the First Reset Date, dividends on the Series C Preference Shares will be payable, on a non-cumulative basis, with respect to each dividend period, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, during each reset period (as described below), at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date (as described below) plus 5.97% of the liquidation preference per annum. Dividends that are not declared by our Board of Directors or a duly authorized committee thereof will not accumulate and will not be payable.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preference Shares and will end on, but exclude, the September 30, 2020 dividend payment date.

See “Description of the Series C Preference Shares—Dividends” in this prospectus supplement.

So long as any Series C Preference Shares remain outstanding, unless the full dividend for the last completed dividend period on all outstanding Series C Preference Shares and all outstanding parity shares shall have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•

no dividend shall be paid or declared on our common shares or any other junior securities or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Series C Preference Shares), other than a dividend payable solely in our common shares, other junior securities or (solely in the case of parity shares) other parity shares, as applicable; and

•

no common shares, other junior securities or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior securities for or into other junior securities, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior security for or into another junior security or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior securities or (solely in the case of parity shares) other parity shares, as applicable, or (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).

Dividends received by individuals and other non-corporate U.S. Persons (as defined below) on the Series C Preference Shares will be treated as “qualified dividend income” taxed at the preferential rates applicable to long-term capital gain, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. Distributions with respect to the Series C Preference Shares generally will not be eligible for the dividends-received deduction allowed to U.S. corporations for U.S. income tax purposes. See “Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Distributions on Our Series C Preference Shares” in this prospectus supplement.

Dividend Payment Dates	The 30th day of March, June, September and December of each year, commencing on September 30, 2020, subject to adjustment for business days as provided below. Dividends on the Series C Preference Shares will not be mandatory. If any dividend payment date falls on a day that is not a business day and a Bermuda business day, the payment of such dividends will be made on the first business day that is also a Bermuda business day following such dividend payment date, without accrual to the actual payment date.

Payment of Additional Amounts	Subject to certain limitations, we will pay additional amounts to holders of the Series C Preference Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any “relevant taxing jurisdiction” (as defined herein) on amounts we must pay with respect to the Series C Preference Shares, so that every net payment, after such withholding or deduction from such additional amounts, will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the Series C Preference Shares— Payment of Additional Amounts” in this prospectus supplement.

Optional Redemption	The Series C Preference Shares are redeemable for cash at our option in whole or in part, from time to time, during any par call period at a redemption price equal to $25,000 per share (equivalent to $25.00 per depositary share), plus the amount of declared and unpaid dividends, if any, without interest on such unpaid dividends. “Par call period” means the period from and including June 30 of each year in which there is a reset date (which is three months prior to the reset date in such year) to and including such reset date.

In addition:

•

we will have the option to redeem all (but not less than all) of the Series C Preference Shares, at any time outside of a par call period, upon the sending of notice to the common shareholders of a proposal for an amalgamation or any proposal for any other matter that requires, as a result of any changes in Bermuda law, an affirmative vote of the holders of the Preferred Shares at the time outstanding, whether voting as a separate series or together with any other series of Preferred Shares as a single class, at a redemption price of $26,000 per Series C Preference Share (equivalent to $26.00 per depositary share);

•

we will have the option to redeem all (but not less than all) of the Series C Preference Shares, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share), if as a result of a “change in tax law” (as defined herein) there is, in our reasonable determination, a substantial probability that we or any successor company would become obligated to pay any additional amounts on the next succeeding dividend payment date with respect to the Series C Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”);

•

we will have the option to redeem all (but not less than all) of the Series C Preference Shares, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share), at any time within 90 days following the occurrence of the date on which we have reasonably determined that a “capital disqualification event” (as defined herein) has occurred as a result of any amendment or proposed amendment to, or change or proposed change in, the laws or regulations of the jurisdiction of our “capital regulator” that is enacted or becomes effective after the initial issuance of the Series C Preference Shares or any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series C Preference Shares; and

•

we will have the option to redeem all (but not less than all) of the Series C Preference Shares, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) within 90 days of the occurrence of a “rating agency event” (as defined herein).

Any such redemption will require us to provide not less than 15 days’ nor more than 60 days’ prior written notice. Upon any such redemption, the redemption price will also include declared and unpaid dividends, if any, without interest on any unpaid dividends. If the Series C Preference Shares are treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator,” as defined in “Description of the Series C Preference Shares—Optional Redemption—Capital Disqualification Event,” any redemption of the Series C Preference Shares may be subject to our receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to our redemption of the Series C Preference Shares set forth in those capital guidelines or any other applicable regulations of the “capital regulator.” See “Description of the Series C Preference Shares—Optional Redemption” in this prospectus supplement.

Substitution or Variation	In lieu of redemption, upon or following a “tax event” or “capital disqualification event,” we may, without the consent of any holders of the Series C Preference Shares vary the terms of, or exchange for new securities, the Series C Preference Shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series C Preference Shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us, as the case may be. In either case, the terms of the varied securities or new securities, considered in the aggregate, cannot be less favorable to holders than the terms of the Series C Preference Shares prior to being varied or exchanged, and no such variation of terms or securities in exchange shall change certain specified terms of the Series C Preference Shares. See “Description of the Series C Preference Shares—Substitution or Variation” in this prospectus supplement.

Ranking	The Series C Preference Shares:

•	will rank senior to our junior shares (as defined below);

•	will rank junior to our senior shares (as defined below) and any existing and future indebtedness of AHL and any of its subsidiaries;

•	will rank equally with our parity shares (as defined below);

•	will not represent any interest in any subsidiary of AHL; and

•

will be structurally subordinated in right of payment to all obligations of our subsidiaries. Under Bermuda law, in a winding-up of any of our subsidiaries, the Series C Preference Shares will be subordinated to all existing and future policyholder obligations of our subsidiaries.

As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Series C Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, our junior shares outstanding consist solely of our common shares.

As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Series C Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of AHL. As of the date of this prospectus supplement, we have no senior shares outstanding.

As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Series C Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of AHL. As of the date of this prospectus supplement, 34,500 of our 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A, $1.00 par value and $25,000 liquidation preference per share (the “Series A

Preference Shares”) and 13,800 of our 5.625% Fixed Rate Perpetual Non-Cumulative Preference Shares, Series B, $1.00 par value and $25,000 liquidation preference per share (the “Series B Preference Shares”) are our only parity shares outstanding.

Unless our shareholders otherwise agree, our Board of Directors may from time to time create and issue additional preference shares of other classes and series and fix their relative rights, preferences and limitations. Any such preference shares could be senior shares or parity shares.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of AHL holders of the Series C Preference Shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of our common shares or other junior securities, a liquidating distribution in the amount of $25,000 per Series C Preference Share (equivalent to $25.00 per depositary share) plus the amount of declared and unpaid dividends, if any, to the date fixed for distribution, without interest on such unpaid dividends. Distributions will be made pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preference Shares and any parity shares, including the Series A Preference Shares and the Series B Preference Shares, and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series C Preference Shares— Liquidation Rights” in this prospectus supplement.

Voting Rights	Holders of the Series C Preference Shares will have no voting rights, except with respect to certain fundamental changes in the terms of the Series C Preference Shares and in the case of certain dividend non-payments or as otherwise required by Bermuda law or our bye-laws. See “Description of the Series C Preference Shares—Voting Rights” in this prospectus supplement. Holders of depositary shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares—Voting Rights.”

Maturity	Neither the depositary shares nor the underlying Series C Preference Shares have any maturity date. The Series C Preference Shares will not be subject to any sinking fund or other obligation of ours to redeem, purchase or retire the Series C Preference Shares. Accordingly, the Series C Preference Shares and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them at our option, as described above.

Listing	We intend to list the depositary shares, each representing a 1/1,000th interest in the Series C Preference Shares, on the NYSE under the symbol “ATHPrC.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares.

Conversion	The Series C Preference Shares are not convertible into or exchangeable for any other securities or property of AHL, except under the circumstances set forth under “Description of the Series C Preference Shares—Substitution or Variation.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $582,252,992.50, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds for general corporate purposes, including support of investment opportunities, inorganic growth and our commitment to Athene Co-Invest Reinsurance Affiliate 1A Ltd. (“ACRA”). See “Use of Proceeds.”

Form of Depositary Shares	The depositary shares representing an interest in the Series C Preference Shares will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that holders will not receive a certificate for their depositary shares representing an interest in the Series C Preference Shares and the depositary shares representing an interest in the Series C Preference Shares will not be registered in their names. Ownership interests in the depositary shares representing an interest in the Series C Preference Shares will be shown on, and transfers of the depositary shares representing an interest in the Series C Preference Shares will be effected only through records maintained by participants in DTC. DTC and the dividend disbursing agent for the depositary shares representing an interest in the Series C Preference Shares will be responsible for dividend payments to you.

Settlement	Delivery of the depositary shares representing a 1/1,000th interest in the Series C Preference Shares, offered hereby, each will be made against payment therefor on or about June 11, 2020.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Dividend Disbursing Agent and Redemption Agent	Computershare Inc.

Depositary	Computershare Inc. and Computershare Trust Company, N.A., collectively.

Risk Factors	Investing in our depositary shares and the underlying Series C Preference Shares involves a high degree of risk. Before making a decision to invest in our depositary shares and the underlying Series C Preference Shares, potential investors are urged to read and carefully consider the specific factors relating to an investment in our depositary shares and the underlying Series C Preference Shares as set forth under “Risk Factors” described in this prospectus supplement as well as the other information incorporated by reference and the accompanying prospectus.

RISK FACTORS

Investing in our depositary shares representing an interest in the Series C Preference Shares involves a high degree of risk. You should carefully consider the risks set forth below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision about investing in our depositary shares representing an interest in the Series C Preference Shares. In particular, you should refer to the discussion of risks related to the COVID-19 pandemic included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference in this prospectus supplement. The risks and uncertainties discussed are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be materially adversely affected, the trading price of our depositary shares representing an interest in the Series C Preference Shares could decline and you could lose part or all of your investment.

Risks Related to this Offering, the Depositary Shares and the Series C Preference Shares

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the fair value of the depositary shares. Factors that might influence the fair value of the depositary shares include, but are not limited to:

•	whether dividends have been declared and are likely to be declared on the Series C Preference Shares from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the Series C Preference Shares provided by any ratings agency have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the insurance or financial markets generally.

If you purchase depositary shares, whether in this offering or the secondary market, the depositary shares may subsequently trade at a discount to the price that you paid for them.

You are making an investment decision with regard to the depositary shares as well as the Series C Preference Shares.

We are issuing fractional interests in Series C Preference Shares in the form of depositary shares. Accordingly, the depositary will rely on the dividends and other distributions it receives on the Series C Preference Shares to fund all payments on the depositary shares represented thereby. You should carefully review the information describing both of these securities under the sections entitled “Description of the Series C Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement.

Dividends on the Series C Preference Shares are non-cumulative.

Dividends on the Series C Preference Shares are non-cumulative and payable only out of lawfully available funds. If our Board of Directors (or a duly authorized committee of the Board of Directors) does not authorize and declare a dividend for any dividend period, holders of the Series C Preference Shares and, in turn, the depositary shares, would not be entitled to receive any such dividend, and any dividend for such dividend period will not accumulate and will not be payable. We will have no obligation to pay dividends for any dividend period on or after the dividend payment date for such period if our Board of Directors (or a duly authorized committee of the Board of Directors) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series C Preference Shares or any other preference shares and/or common shares.

Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.

AHL is a holding company and conducts substantially all of its operations through subsidiaries. AHL’s only significant assets are the capital stock of its subsidiaries. Because substantially all of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to meet our ongoing cash requirements, including any debt service payments or other expenses, and pay dividends to our shareholders (including holders of the Series C Preference Shares and, in turn, the depositary shares), is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The depositary shares and the Preference Shares are exclusively AHL’s obligations, and are not guaranteed by any of its subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the depositary shares or the Series C Preference Shares or to make any funds available for payment of such amounts, whether by dividends, loans or other payments.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations (including any applicable capital adequacy guidelines established by the “capital regulator,”) we may not declare, pay or set aside for payment dividends on the Series C Preference Shares. As a result, if payment of dividends on the Series C Preference Shares for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. “See Description of the Series C Preference Shares—Certain Bermuda Restrictions on Payment of Dividends.” The ability of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our bank loans and our subsidiaries’ bank loans.

The Series C Preference Shares and related depositary shares are equity interests and are subordinate to our and our subsidiaries’ existing and future indebtedness and other liabilities.

The Series C Preference Shares are equity interests and do not constitute indebtedness. As such, the Series C Preference Shares and related depositary shares will rank junior to all of our indebtedness and other non-equity claims of our creditors with respect to assets available to satisfy our claims, including in our liquidation. As of March 31, 2020, our total consolidated debt was $1.4 billion and our total consolidated liabilities were $131.6 billion. The Series C Preference Shares do not limit our ability to incur additional debt and liabilities in the future. Our existing and future indebtedness may restrict payments of dividends in respect of the Series C Preference Shares and the related depositary shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Series C Preference Shares, (i) dividends are payable only when, as and if declared by our Board of Directors (or a duly authorized committee of the Board of Directors) and (ii) as described above, we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.

The Series C Preference Shares will also be structurally subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholder obligations of our subsidiaries. Additionally, the Series C Preference Shares do not represent an interest in any of our subsidiaries, and accordingly, are structurally subordinated to all obligations of our subsidiaries. As of March 31, 2020, the total liabilities of our subsidiaries were approximately $130.6 billion.

Distributions on the depositary shares representing an interest in the Series C Preference Shares are subject to distributions on the Series C Preference Shares.

As described in this prospectus supplement, the depositary shares represent fractional interests in the Series C Preference Shares. The depositary will rely solely on the dividend payments and other distributions on the Series C Preference Shares it receives from us to fund all payments on the depositary shares represented thereby.

Your interests in the Series C Preference Shares could be diluted by the issuance of additional preference shares, including additional Series C Preference Shares, and by other transactions.

The issuance of additional preference shares on par with or senior to the Series C Preference Shares would dilute the interests of the holders of the Series C Preference Shares, and any issuance of preference shares on par with or senior to the Series C Preference Shares or of additional indebtedness could affect our ability to pay dividends on, redeem, or pay the liquidation preference on the Series C Preference Shares in the event of a liquidation, dissolution or winding-up of Athene.

Under certain limited circumstances, the terms of the Series C Preference Shares may change without your consent or approval.

Under the terms of the Series C Preference Shares, at any time following certain tax events or at any time following certain capital disqualification events, we may, without the consent of any holders of the Series C Preference Shares, vary the terms of the Series C Preference Shares such that they remain securities, or exchange the Series C Preference Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts on the next dividend payment with respect to the Series C Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of AHL or any member thereof, where subdivided into tiers, qualify as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator.” However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Series C Preference Shares than the terms of the Series C Preference Shares prior to being varied or exchanged, and certain terms cannot be varied in any event. See “Description of the Series C Preference Shares—Substitution or Variation” in this prospectus supplement.

The voting rights of holders of the Series C Preference Shares and, in turn, the depositary shares representing an interest in the Series C Preference Shares will be limited, and there are provisions in our bye-laws that may further reduce such voting rights.

Holders of the Series C Preference Shares and, in turn, the depositary shares have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series C Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can vote only whole shares of Series C Preference Shares. The limited voting rights of holders of the Series C Preference Shares include the right to vote as a class on certain matters that affect the preference or special rights of the Series C Preference Shares, as described under “Description of the Series C Preference Shares—Voting Rights” in this prospectus supplement. In addition, if dividends in respect of the Series C Preference Shares have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series C Preference Shares and, in turn, the depositary shares, voting together as a single class with holders of any and all other series of voting preference shares then outstanding and upon which like voting rights have been conferred (which, as of the date of this prospectus supplement, comprises the Series A Preference Shares and the Series B Preference Shares), will be entitled to vote for the election of two additional directors to our Board of Directors subject to the terms and to the limited extent described under “Description of the Series C

Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The holders shall be divested of the foregoing voting rights if and when dividends for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside).

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted pursuant to the bye-laws. If a shareholder fails to reasonably respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole and absolute discretion, eliminate or reduce the shareholder’s voting rights.

Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series C Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series C Preference Shares. While the Depositary will vote the maximum number of whole Series C Preference Shares in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

There are no voting rights for the holders of the depositary shares representing an interest in the Series C Preference Shares with respect to our issuance of additional securities that rank equally with the Series C Preference Shares.

We may issue securities that rank equally with the Series C Preference Shares without the vote of the holders of the Series C Preference Shares represented by depositary shares. See “Description of the Series C Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The issuance of securities ranking equally with the Series C Preference Shares may reduce the amount available for dividends and the amount recoverable by holders of the depositary shares representing an interest in the Series C Preference Shares in the event of our liquidation, dissolution or winding-up.

The Series C Preference Shares are subject to our rights of redemption.

The Series C Preference Shares are redeemable at our option for cash during any par call period, or under specified circumstances relating to certain corporate, regulatory, rating agency or tax events, at the prices set forth under “Description of the Series C Preference Shares—Optional Redemption.” Whenever we redeem Series C Preference Shares held by the depositary, the depositary will, as of the same redemption date, redeem the number of depositary shares representing an interest in the number of Series C Preference Shares so redeemed. See “Description of the Depositary Shares—Redemption of Depositary Shares” in this prospectus supplement. We have no obligation to redeem or repurchase the Series C Preference Shares under any circumstances. If the Series C Preference Shares are redeemed by us, you may not be able to reinvest the redemption proceeds in a comparable security at a similar return on your investment.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of 6.375% in effect until the First Reset Date.

The annual dividend rate on the Series C Preference Shares for each reset period will equal the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date plus 5.97% per annum. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect the Five-year U.S. Treasury Rate, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact the Five-year U.S. Treasury Rate.

We will have broad discretion to use the proceeds from this offering, and may not use them successfully.

We intend to use the net proceeds from this offering for general corporate purposes, including support of investment opportunities, inorganic growth and our commitment to ACRA. Accordingly, you will be relying on the judgment of our management and our Board of Directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for us and the holders of our securities.

Market interest rates may adversely affect the value of the depositary shares representing an interest in the Series C Preference Shares.

One of the factors that will influence the price of the depositary shares representing an interest in the Series C Preference Shares will be the current dividend yield on the Series C Preference Shares (as a percentage of the price of the depositary shares representing an interest in the Series C Preference Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our depositary shares representing an interest in the Series C Preference Shares to seek a higher dividend yield, which could cause the market price of our depositary shares representing an interest in the Series C Preference Shares to decrease. Higher interest rates would also likely increase our borrowing costs and potentially decrease funds available to pay dividends on the Series C Preference Shares as well as decrease the carrying value of our investment portfolio and potentially increase our liquidity risk, either or both of which may also cause the market price of our depositary shares representing an interest in the Series C Preference Shares to decrease.

The after-market price of the depositary shares may be discounted significantly if we do not declare or are unable to pay dividends.

If we do not declare or are unable to pay dividends on the Series C Preference Shares, and in turn, the depositary shares, you may be unable to sell your depositary shares at a price that reflects the value of the potential dividends. To the extent a trading market develops for the depositary shares, that market may not continue during such a period where we do not pay dividends, and you may be unable to sell your depositary shares at those times, either at a price that reflects the value of the potential dividends under the depositary shares or at all.

You may be unable to sell your depositary shares if an active trading market does not develop.

The depositary shares and the underlying Series C Preference Shares are a new issue with no established trading market. Although we intend to apply to have the depositary shares approved for listing on the NYSE, there may be little or no secondary market for the depositary shares. Even if a secondary market exists for the depositary shares, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial.

The ratings of our securities, including the Series C Preference Shares may be downgraded.

We have sought to obtain ratings for the Series C Preference Shares. However, if any ratings are assigned to the depositary shares and the underlying Series C Preference Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the depositary shares and the underlying Series C Preference Shares. In addition, a future lowering or withdrawal of our corporate family rating, claims-paying rating or rating of any of our outstanding indebtedness could adversely affect the market value of our equity securities, including the depositary shares and the underlying Series C Preference Shares. A rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the depositary shares and the underlying Series C Preference Shares may not reflect all risks related to us and our business, or the structure or market value of the Series C Preference Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the depositary shares and the underlying Series C Preference Shares.

A classification of the depositary shares representing an interest in the Series C Preference Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the depositary shares.

The National Association of Insurance Commissioners (the “NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the depositary shares representing an interest in the Series C Preference Shares may be classified by the NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk-based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the depositary shares representing an interest in the Series C Preference Shares as common equity may adversely affect U.S. insurance companies that hold depositary shares representing an interest in the Series C Preference Shares. In addition, a determination by the NAIC to classify the depositary shares representing an interest in the Series C Preference Shares as common equity may adversely impact the trading of the depositary shares representing an interest in the Series C Preference Shares in the secondary market.

Risks related to Taxation

Please see the discussions under “Part I—Item 1A. Risk Factors—Risks Relating to Taxation” in our Annual Report on Form 10-K for the year ended December 31, 2019 as modified by “Part II—Other Information—Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, for a description of the tax risks related to an investment in the depositary shares representing an interest in the Series C Preference Shares. References in those sections to “our preferred stock” shall apply equally to our Series C Preference Shares and references in those sections to “our equity securities” shall apply equally to our Series C Preference Shares and the depositary shares representing an interest therein.

One of our affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent that we appoint in connection with one or more dividend reset dates will determine the Five-year Treasury Rate in its sole discretion. You should refer to “Description of the Series C Preference Shares—Dividends.” Because we can appoint the calculation agent, which could be one of our affiliates, conflicts of interest may arise in connection with the calculation agent performing its role as calculation agent.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the depositary shares representing an interest in the Series C Preference Shares will be approximately $582,252,992.50 after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use these net proceeds for general corporate purposes, including support of investment opportunities, inorganic growth and our commitment to ACRA.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and our capitalization at March 31, 2020:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of the depositary shares representing an interest in Series C Preference Shares in this offering, after deducting underwriting discounts and estimated offering expenses payable by us.

This table should be read in conjunction with “Use of Proceeds,” our consolidated financial statements and related notes thereto and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

(In millions)	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$5,419	$6,001
Restricted cash	564	564

Total cash, cash equivalents and restricted cash	$5,983	$6,565

Debt
Credit facility	$—	$—
Short-term debt(1)	400	400
Senior notes(2)	986	986

Total debt	1,386	1,386

Shareholders’ Equity
Common shares	—	—
Series A Preference Shares(3)	—	—
Series B Preference Shares(4)	—	—
Series C Preference Shares offered hereby(5)	—	—
Additional paid-in capital	5,501	6,083
Retained earnings	5,613	5,613
Accumulated other comprehensive income (loss)	(1,174)	(1,174)

Total Athene Holding Ltd. shareholders’ equity	9,940	10,522
Noncontrolling interests	590	590

Total equity	10,530	11,112

Total capitalization	$11,916	$12,498

(1)

Represents $400 million outstanding under the Federal Home Loan Bank’s variable short-term federal funds program, which was converted into long-term funding agreements during the second quarter of 2020.

(2)	Does not reflect the issuance of $500 million of our 6.150% Senior Notes due 2030, which occurred on April 3, 2020.
(3)	34,500 issued and outstanding Series A Preference Shares, $1.00 par value and $25,000 liquidation preference per share.
(4)	13,800 issued and outstanding Series B Preference Shares, $1.00 par value and $25,000 liquidation preference per share.
(5)	As adjusted, 24,000 issued and outstanding Series C Preference Shares, $1.00 par value and $25,000 liquidation preference per share.

DESCRIPTION OF THE SERIES C PREFERENCE SHARES

The following summary of the terms and provisions of the Series C Preference Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Athene Holding Ltd., which we have previously filed with the SEC, and the Certificate of Designations creating the Series C Preference Shares, which will be filed as an exhibit to documents that we file with the SEC. As used in this section, “we,” “us,” “our,” “the Company” and “Athene” mean Athene Holding, Ltd. and do not include its subsidiaries.

General

As of April 30, 2020, our authorized share capital was $927,109.56 in aggregate par value, consisting of 425,000,000 Class A common shares, par value $0.001 per Class A common share ($425,000 in aggregate par value), of which 194,224,043 Class A common shares were outstanding and held of record by 209 shareholders, 34,500 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A, par value $1.00 and liquidation preference of $25,000 per Series A Preference Share ($34,500 in aggregate par value), all of which were outstanding and held of record by one shareholder (a nominee of the Depository Trust Company), 13,800 5.625% Fixed Rate Perpetual Non-Cumulative Preference Shares, Series B, par value $1.00 and liquidation preference of $25,000 per Series B Preference Share ($13,800 in aggregate par value), all of which were outstanding and held of record by one shareholder (a nominee of the Depository Trust Company) and $453,809.56 aggregate par value of undesignated shares (equivalent to 453,809,560 shares if designated as Class A common shares), none of which were outstanding.

The Certificate of Designations sets forth the specific rights, preferences, limitations and other terms of the Series C Preference Shares. The Series C Preference Shares constitute a series of our authorized preference shares. As of the date of this prospectus supplement, there is no issued class of series of share capital that ranks senior to the Series C Preference Shares, and the Series C Preference Shares will rank equally with the Series A Preference Shares and the Series B Preference Shares with respect to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Company. See “—Ranking” below.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series C Preference Shares will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series C Preference Shares will not have preemptive or subscription rights to acquire more of our capital shares.

The Series C Preference Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of ours, except under the circumstances set forth under “—Substitution or Variation” below. The Series C Preference Shares have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of Athene Holding Ltd. to redeem, repurchase or retire the Series C Preference Shares.

The depositary will be the sole holder of Series C Preference Shares. The holders of depositary shares will be required to exercise their proportional rights in the Series C Preference Shares through the depositary, as described in “Description of the Depositary Shares.”

Ranking

The Series C Preference Shares:

•	will rank senior to our junior shares (as defined below);

•	will rank junior to our senior shares (as defined below) and any existing and future indebtedness of Athene Holding Ltd. and any of our subsidiaries;

•	will rank equally with our parity shares (as defined below), including the Series A Preference Shares and the Series B Preference Shares;

•	will not represent any interest in any subsidiary of Athene Holding Ltd; and

•

will be structurally subordinated in right of payment to all obligations of subsidiaries of Athene Holding Ltd. Under Bermuda law, in a winding-up of any of our subsidiaries, the Series C Preference Shares will be subordinated to all existing and future policyholders’ obligations of our subsidiaries.

As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Series C Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, our junior shares outstanding consist of our common shares.

As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Series C Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, we have no senior shares outstanding.

As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Series C Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, the 34,500 shares of our Series A Preference Shares and the 13,800 shares of our Series B Preference Shares are our only parity shares outstanding.

Unless our shareholders otherwise provide, our Board of Directors may from time to time create and issue additional preference shares of other classes and series and fix their relative rights, preferences and limitations. Any such preference shares could be senior shares or parity shares.

Dividends

Dividends on the Series C Preference Shares are non-cumulative. Consequently, if our Board of Directors or a duly authorized committee of the Board of Directors does not authorize and declare a dividend for any dividend period, holders of the Series C Preference Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our Board of Directors or a duly authorized committee of the Board of Directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series C Preference Shares.

Holders of Series C Preference Shares will be entitled to receive non-cumulative cash dividends out of funds legally available for the payment of dividends, from and including the original issue date, quarterly in arrears on the 30th day of March, June, September and December of each year, commencing on September 30, 2020, subject to adjustments for business days, as described below, as follows:

•

From and including the original issue date of the Series C Preference Shares to but excluding September 30, 2025 (the “First Reset Date”), dividends will be payable on a non-cumulative basis, with respect to each dividend period, only when, as and if declared equal to 6.375% of the liquidation preference per annum (equivalent to $1,593.75 per share and $1.59375 per depositary share per annum).

•	Commencing on the First Reset Date, dividends will be payable on a non-cumulative basis, with respect to each dividend period, only when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent reset dividend determination date plus 5.97% of the liquidation preference per annum.

In the event that we issue additional Series C Preference Shares after the original issue date, dividends on such additional Series C Preference Shares, to the extent declared, may accrue from and including the original issue date or any other date we specify at the time such additional Series C Preference Shares are issued.

Dividends, if declared, will be payable to holders of record of the Series C Preference Shares as they appear on our books on our register of members at 5:00 p.m. (New York City time) on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day and a Bermuda business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close, and “Bermuda business day” means any day other than a day on which commercial banks in Bermuda are authorized or obligated by law, executive order or regulation to close.

A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series C Preference Shares and will end on, but exclude, the September 30, 2020 dividend payment date. If any dividend payment date falls on a day that is not a business day and a Bermuda business day, the payment of dividends will be made on the first business day that is also a Bermuda business day following such dividend payment date, without accrual to the actual payment date.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days or Bermuda business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the average of the yields to maturity for the five business days immediately prior to such reset dividend determination date for U.S. Treasury securities with a maturity of five years from the next reset date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next reset date and trading in the public securities markets, then the rate will be determined by interpolation between the average of the yields to maturity for the five business days immediately prior to such reset dividend determination date for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date, and (B) the other maturity as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 under the caption “Treasury constant maturities.” The Five-year U.S. Treasury Rate will be determined by the calculation agent on the applicable reset dividend determination date. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior reset dividend determination date.

“H.15” means the statistical release designated as “H.15 Daily Update,” or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “most recent H.15” means the H.15 published closest in time, but at or prior, to the close of business on the reset dividend determination date.

“Calculation agent” means the calculation agent appointed by us prior to the First Reset Date, which may be a person or entity affiliated with us. See “Risk Factors—Risks Related to this Offering, the Depositary Shares and the Series C Preference Shares—One of our affiliates could serve as the calculation agent, which could result in a conflict of interest.”

Dividends payable on the Series C Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full dividend period, and on the basis of the actual number of days elapsed during the period with respect to a dividend period other than a full dividend period.

Unless we have validly called all shares of Series C Preference Shares for redemption on or prior to the First Reset Date, we will appoint a calculation agent with respect to the Series C Preference Shares prior to the reset dividend determination date preceding the First Reset Date. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the applicable reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date, will be on file at our principal offices, will be made available to any holder of Series C Preference Shares upon request, and will be final and binding in the absence of manifest error.

So long as any Series C Preference Shares remain outstanding, unless the full dividend for the last completed dividend period on all outstanding Series C Preference Shares and all outstanding parity shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•

no dividend shall be paid or declared on our common shares or any other junior securities or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Series C Preference Shares as described below), other than a dividend payable solely in our common shares, other junior securities or (solely in the case of parity shares) other parity shares, as applicable; and

•

no common shares, other junior securities or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior securities for or into other junior securities, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior security for or into another junior security or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior securities or (solely in the case of parity shares) other parity shares, as applicable, or (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).

When dividends are not paid (or declared and a sum sufficient for the payment thereof has been set aside) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series C Preference Shares, on a dividend payment date falling within the related dividend period for the Series C Preference Shares) on the Series C Preference Shares and any parity shares, all dividends declared by our Board of Directors or a duly authorized committee of the Board of Directors on the Series C Preference Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series C Preference Shares, on a dividend payment date falling within the related dividend period for the Series C Preference Shares) shall be declared by the Board of Directors or such committee of the Board of Directors pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preference Shares and any parity shares so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series C Preference Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series C Preference Shares, on a dividend payment date falling within the related dividend period for the Series C Preference Shares) bear to each other.

Dividends on the Series C Preference Shares will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations (including any applicable capital adequacy guidelines established by the “capital regulator”).

Certain Restrictions on Payment of Dividends

The Bermuda Companies Act 1981, as amended (the “Companies Act”), limits our ability to pay dividends and distributions to shareholders. Under Bermuda law, we may not lawfully declare or pay a dividend if we have reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities.

Because Athene Holding Ltd. is a holding company and substantially all of our operations are conducted by our main operating subsidiaries, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from these subsidiaries.

Payment of Additional Amounts

We will make all payments on the Series C Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined under “—Optional Redemption—Change in Tax Law” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series C Preference Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

We will not be required to pay any additional amounts for or on account of:

(a)

any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series C Preference Shares or any Series C Preference Shares presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series C Preference Shares;

(b)

any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Series C Preference Shares;

(c)

any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series C Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d)

any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder); or

(e)	any combination of items (a), (b), (c) and (d).

In addition, we will not pay additional amounts with respect to any payment on the Series C Preference Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series C Preference Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series C Preference Shares.

If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a “successor company”) would become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Series C Preference Shares as described in “—Optional Redemption—Change in Tax Law” in this prospectus supplement.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Athene Holding Ltd., holders of the Series C Preference Shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors and senior securities, if any, but before any distribution of assets is made to holders of our common shares or any other junior securities, a liquidating distribution in the amount of $25,000 per Series C Preference Share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to the date fixed for distribution.

After payment of the full amount of the distributions to which they are entitled, holders of the Series C Preference Shares will have no right or claim to any of our remaining assets. In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the amounts payable to the holders of Series C Preference Shares and to the holders of any parity shares, the holders of Series C Preference Shares and all holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders, but only to the extent we have assets available after satisfaction of all liabilities to creditors and holders of senior securities. In any such distribution, the “liquidation preference” of any holder of preference shares means the amount payable to such holder in such distribution (assuming no limitation on assets available for distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series C Preference Shares and any holders of parity shares, the holders of our junior securities shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction, reorganization or other similar transaction involving Athene Holding Ltd. or the sale or transfer of all or substantially all of the shares or the property or business of Athene Holding Ltd. will not be deemed to constitute a liquidation, dissolution or winding-up.

Mandatory Redemption

The Series C Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the Series C Preference Shares will have no right to require the redemption or repurchase of the Series C Preference Shares.

Optional Redemption

Par Call Redemption

We may redeem the Series C Preference Shares at our option, in whole or in part, from time to time, during any par call period, at a redemption price equal to $25,000 per share (equivalent to $25.00 per depositary share), plus the amount of declared and unpaid dividends, if any, without interest on such unpaid dividends. In the event the applicable reset date that is the redemption date is not a business day, the redemption price will be paid on the next business day without any adjustment to the amount of the redemption price paid.

“Par call period” means the period from and including June 30 of each year in which there is a reset date (which is three months prior to the reset date in such year) to and including such reset date.

Voting Event

The Series C Preference Shares are redeemable at our option in whole, but not in part, at any time outside of a par call period upon the sending of notice to the common shareholders of a proposal for an amalgamation or any proposal for any other matter than requires, as a result of any changes in Bermuda law, an affirmative vote of the holders of the Series C Preference Shares at the time outstanding, whether voting as a separate series or together with any other series of Preferred Shares as a single class, at a redemption price of $26,000 per Series C Preference Share (equivalent to $26.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividend, and without interest.

Capital Disqualification Event

The Series C Preference Shares are redeemable at our option at any time in whole, but not in part, upon not less than 15 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of the jurisdiction of Athene’s “capital regulator” that is enacted or becomes effective after the initial issuance of the Series C Preference Shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preference Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series C Preference Shares, a “capital disqualification event” (as defined below) has occurred.

As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to the laws of any applicable jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).

As used in this prospectus supplement, a “capital disqualification event” has occurred if the Series C Preference Shares do not qualify, as “Tier 1 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules or regulatory standards of any “capital regulator” to which we are or will be subject; provided that the proposal or adoption of any criterion that is substantially the same as the corresponding criterion in the capital adequacy rules of the Federal Reserve Board applicable to bank holding companies as of the date of the initial issuance of the Series C Preference Shares will not constitute a regulatory capital event.

As used in this prospectus supplement, “capital regulator” means any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of our regulatory capital.

Change in Tax Law

The Series C Preference Shares are redeemable at our option at any time, in whole, but not in part, upon not less than 15 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, if as a result of a change in tax law (as defined below) there is, in our reasonable determination, a substantial probability that we or any successor company would be required to pay any additional amounts on the next succeeding dividend payment date with respect to the Series C Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”).

A “change in tax law” that would trigger the provisions of the preceding paragraph would be (i) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a relevant taxing jurisdiction other than Bermuda in which a successor company is organized, such change in tax law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the successor company, or convey, transfer or lease substantially all of our properties and assets to the successor company, as applicable.

As used in this prospectus supplement, a “relevant taxing jurisdiction” is (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series C Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which Athene Holding Ltd. or a successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

Prior to any redemption upon a tax event, we will be required to deliver to the transfer agent for the Series C Preference Shares a certificate signed by one of our officers confirming that a tax event has occurred and is continuing (as reasonably determined by us).

Rating Agency Event

The Series C Preference Shares are redeemable at our option at any time, in whole, but not in part, upon not less than 15 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, within 90 days after the occurrence of a rating agency event (as defined below).

As used in this prospectus supplement, a “rating agency event” has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preference Shares, which amendment, clarification or change results in:

•

the shortening of the length of time the Series C Preference Shares are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series C Preference Shares; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preference Shares by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series C Preference Shares.

Procedures for Redemption

The redemption price for any Series C Preference Shares shall be payable on the redemption date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “—Dividends” above.

Prior to delivering any notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Series C Preference Shares, and stating that there are reasonable grounds for believing that we are and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation.

If any Series C Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preference Shares to be redeemed, mailed not less than 15 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series C Preference Shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of Series C Preference Shares to be redeemed and, if less than all of the Series C Preference Shares are to be redeemed, the number of such Series C Preference Shares to be redeemed from such holder;

•	the redemption price; and

•

that the shares should be delivered via book-entry transfer or the place or places where holders may surrender certificates evidencing the Series C Preference Shares for payment of the redemption price.

If notice of redemption of any Series C Preference Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series C Preference Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Series C Preference Shares, such Series C Preference Shares shall no longer be deemed outstanding and all rights of the holders of such Series C Preference Shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the Series C Preference Shares at the time outstanding, the Series C Preference Shares to be redeemed shall be selected either pro rata or by lot.

In addition, if the Series C Preference Shares are treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of a “capital regulator,” any redemption of the Series C Preference Shares may be subject to our receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to our redemption of the Series C Preference Shares set forth in those capital guidelines or any other applicable regulations of the “capital regulator.”

Substitution or Variation

At any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Series C Preference Shares, vary the terms of the Series C Preference Shares such that they remain securities, or exchange the Series C Preference Shares with new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts with respect to the Series C Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Athene Holding Ltd. or any member thereof, where subdivided into tiers, qualify as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator.” In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series C Preference Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Series C Preference Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Series C Preference Shares, or change the foregoing list of items that may not be so amended as part of such substitution or variation. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designations), but unpaid with respect to such holder’s securities.

Prior to any substitution or variation, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including holders and beneficial owners of depositary shares) of the Series C Preference Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution or variation and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such substitution or variation not occurred.

Any substitution or variation of the Series C Preference Shares described above will be made after notice is given to the holders of the Series C Preference Shares not less than 15 days nor more than 60 days prior to the date fixed for substitution or variation, as applicable.

Voting Rights

Except as provided below or as otherwise from time to time required by law, the holders of the Series C Preference Shares will have no voting rights.

Whenever dividends in respect of any Series C Preference Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series C Preference Shares, voting together as a single class with holders of any and all other series of voting preference shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors of Athene Holding Ltd. (the “preference shares directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the SEC or the NYSE (or any other exchange on which our securities may be listed or quoted) that listed or quoted companies must have a majority of independent directors. In such case, we will use our best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right and, if necessary, to amend our bye-laws. Each preference shares director will be added to an already existing class of directors.

As used in this prospectus supplement, “voting preference shares” means any other class or series of our preference shares ranking equally with the Series C Preference Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Athene Holding Ltd. and upon which like voting rights have been conferred and are exercisable, which, as of the date of this prospectus supplement, consist solely of the 34,500 shares of our Series A Preference Shares and the 13,800 shares of our Series B Preference Shares currently outstanding.

If and when dividends for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series C Preference Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preference shares have terminated, the term of office of each preference shares director so elected shall terminate and the number of directors on the Board of Directors of Athene Holding Ltd. shall automatically decrease by two. In determining whether dividends have been paid for four consecutive dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preference shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Series C Preference Shares and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preference shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preference shares director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the outstanding Series C Preference Shares and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of holders of voting preference shares to remove, or to fill a vacancy in the office of, a preference shares director may be taken only at a special general meeting of such holders, called as provided above for an initial election of preference shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Athene Holding Ltd., in which event such election shall be held at such next annual or special general meeting of shareholders). The preference shares directors shall each be entitled to one vote per director on any matter. Each preference shares director elected at any special general meeting of shareholders or by written consent of the other preference shares director shall hold office until the next annual general meeting of the shareholders of Athene Holding Ltd. if such office shall not have previously terminated as above provided. Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series C Preference Shares.

The Companies Act provides the right to vote in respect of an amalgamation or merger for all shares of a Bermuda incorporated company whether or not such shares otherwise carry the right to vote. As a result, the Series C Preference Shares, along with our common shares and any other class or series of share capital, would have the right to vote together on an amalgamation or merger if a vote in connection with such a transaction is required under the Companies Act.

All or any of the special rights of the Series C Preference Shares may be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued Series C Preference Shares or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series C Preference Shares at a separate general meeting in accordance with Section 47(7) of the Companies Act. The necessary quorum requirements for the separate general meeting are two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Series C Preference Shares. The bye-laws of Athene Holding Ltd. provide that rights conferred upon the holders of the capital shares of any class (including the Series C Preference Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or a merger or amalgamation pursuant to the Companies Act or conversion of preference shares into redeemable preference shares).

On any item on which the holders of the Series C Preference Shares are entitled to vote, such holders will be entitled to one vote for each Series C Preference Share held, subject to the voting cutbacks described above.

Without the consent of the holders of the Series C Preference Shares, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preference Shares, taken as a whole, the Board of Directors of Athene Holding Ltd. may, by resolution, amend, alter, supplement or repeal any terms of the Series C Preference Shares:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series C Preference Shares that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series C Preference Shares that is not inconsistent with the provisions of the Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series C Preference Shares effected in order to conform the terms thereof to the description of the terms of the Series C Preference Shares set forth under “Description of Series C Preference Shares” in this prospectus supplement shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preference Shares, taken as a whole.

The foregoing voting provisions will not apply with respect to the Series C Preference Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Preference Shares to effect such redemption.

Conversion

The Series C Preference Shares are not convertible into or exchangeable for any other securities or property of Athene Holding Ltd., except under the circumstances set forth under “—Substitution or Variation” above.

Listing of the Series C Preference Shares

We do not intend to list the Series C Preference Shares on any exchange or expect that there will be any separate public trading market for the Series C Preference Shares except as represented by the depositary shares, which depositary shares we intend to list on the NYSE under the symbol “ATHPrC”.

Series A Preference Shares

We currently have authorized and outstanding 34,500 of our 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A. The Series A Preference Shares have a liquidation preference of $25,000 per share and are perpetual. The Series A Preference Shares are entitled to receive noncumulative cash dividends at a rate of 6.35% per annum, up to but excluding June 30, 2029, when, as and if declared by the Board of Directors on a quarterly basis. After June 30, 2029, dividends on the Series A Preference shares will be payable on a noncumulative basis, when, as and if declared by our Board of Directors or a duly authorized committee thereof, at a floating annual rate equal to three-month LIBOR plus the applicable spread specified in the Certificate of Designations for the Series A Preference Shares. The Series A Preference Shares have no pre-emptive rights, are not subject to a sinking fund, and are not convertible into or exchangeable or exercisable for any of our other securities. After June 30, 2029, the Series A Preference Shares are redeemable at our option, for cash, in whole or from time to time in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to $25,000 per Series A Preference Share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends.

The Series A Preference Shares rank equally with all existing and future series of preferred shares (including the Series B Preference Shares and the Series C Preference Shares) that by their terms do not rank junior to the Series A Preference Shares with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. The Series A Preference Shares generally have no voting rights. However, if dividends on any outstanding shares of Series A Preference Shares are not paid or set aside for payment (whether or not declared) for any six dividend periods (whether or not consecutive), holders of the Series A Preference Shares, voting as a single class with the holders of all other series of preferred shares upon which like voting rights have been conferred and are exercisable (including the Series B Preference Shares and the Series C Preference Shares), will be entitled to elect two directors to serve on our Board of Directors until all dividends on the Series A Preference Shares are paid in full for at least four consecutive dividend periods.

Series B Preference Shares

We currently have authorized and outstanding 13,800 of our 5.625% Fixed Rate Perpetual Non-Cumulative Preference Shares, Series B. The Series B Preference Shares have a liquidation preference of $25,000 per share and are perpetual. The Series B Preference Shares are entitled to receive noncumulative cash dividends at a rate of 5.625% per annum when, as and if declared by the Board of Directors on a quarterly basis. The Series B Preference Shares have no pre-emptive rights, are not subject to a sinking fund, and are not convertible into or exchangeable or exercisable for any of our other securities. After September 30, 2024, the Series B Preference Shares are redeemable at our option, for cash, in whole or from time to time in part, upon not less than 15 days’ nor more than 60 days’ prior written notice, at a redemption price equal to $25,000 per Series B Preference Share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends.

The Series B Preference Shares rank equally with all existing and future series of preferred shares (including the Series A Preference Shares and the Series C Preference Shares) that by their terms do not rank junior to the Series B Preference Shares with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. The Series B Preference Shares generally have no voting rights. However, if dividends on any outstanding shares of Series B Preference Shares are not paid or set aside for payment (whether or not declared) for any six dividend periods (whether or not consecutive), holders of the Series B Preference Shares, voting as a single class with the holders of all other series of preferred shares upon which like voting rights have been conferred and are exercisable (including the Series A Preference Shares and the Series C Preference Shares), will be entitled to elect two directors to serve on our Board of Directors until all dividends on the Series B Preference Shares are paid in full for at least four consecutive dividend periods.

DESCRIPTION OF THE DEPOSITARY SHARES

The following summary of the terms and provisions of the depositary shares representing an interest in the Series C Preference Shares does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Deposit Agreement (as defined below), the form of depositary receipts, which contain the terms and provisions of the depositary shares, the pertinent sections of our amended and restated bye-laws and the pertinent sections of the Certificate of Designations, each of which is or will be filed as an exhibit to documents that we file with the SEC. As used in this section, “we,” “us,” “our,” “the Company” and “Athene” mean Athene Holding Ltd. and do not include its subsidiaries.

Each depositary share represents a 1/1,000th interest in a Series C Preference Share and will be evidenced by a depositary receipt. We will deposit the underlying Series C Preference Shares with the depositary pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., collectively, acting as depositary, and the holders from time to time of the depositary receipts (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a Series C Preference Share represented by such depositary share, to all the rights and preferences of Series C Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights). If the Series C Preference Shares are exchanged for new securities pursuant to the provisions described under “Description of the Series C Preference Shares—Substitution or Variation,” each depositary share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.

The depositary shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Immediately following the issuance and delivery of the Series C Preference Shares by us to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts and related depositary shares. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a depositary share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying Series C Preference Share. The depositary will distribute any cash dividends or other cash distributions received on the Series C Preference Shares, including any additional amounts as described under “Description of the Series C Preference Shares—Payment of Additional Amounts,” to the record holders of depositary shares in proportion to the number of depositary shares held by each holder on the relevant record date. If we make a distribution on the Series C Preference Shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares in proportion to the number of depositary shares held by each holder, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preference Shares.

Subject to any obligation to pay additional amounts as described in “Description of the Series C Preference Shares—Payment of Additional Amounts” in this prospectus supplement, the amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series C Preference Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the Series C Preference Shares until such taxes or other governmental charges are paid.

Withdrawal of Preference Shares

Unless the related depositary shares have been previously called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole Series C Preference Shares and any money or other property represented by such holder’s depositary receipts. A holder of depositary shares who exchanges such depositary receipts for Series C Preference Shares will be entitled to receive whole Series C Preference Shares on the basis set forth herein; partial Series C Preference Shares will not be issued.

However, holders of whole Series C Preference Shares will not be entitled to deposit those shares under the Deposit Agreement or to receive depositary shares for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole Series C Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time new depositary shares evidencing the excess number of depositary shares.

Redemption of Depositary Shares

If the Series C Preference Shares underlying the depositary shares are redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the depositary from the redemption of depositary shares representing an interest in our Series C Preference Shares held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the applicable per share redemption price payable in respect of such Preference Shares.

Whenever we redeem Series C Preference Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing an interest in the Series C Preference Shares so redeemed. If less than all of the outstanding depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata or in such other manner as may be determined by the depositary to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules. The depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 15 days and not more than 60 days prior to the date fixed for redemption of the depositary shares representing an interest in our Series C Preference Shares and the related depositary shares.

Voting Rights

Holders of the depositary shares representing an interest in the Series C Preference Shares will not have any voting rights, except for the limited voting rights described under “Description of the Series C Preference Shares—Voting Rights” in this prospectus supplement.

Because each depositary share represents a 1/1,000th interest in a Series C Preference Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per Series C Preference Share under those limited circumstances in which holders of the Series C Preference Shares are entitled to vote. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series C Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can vote only whole Series C Preference Shares. While the depositary will aggregate the fractional voting interests of individual holders of depository receipts to vote the maximum number of whole Series C Preference Shares in accordance with the instructions it receives, any remaining votes of holders of depositary shares not representing a whole Series C Preference Share will not be voted.

When the depositary receives notice of any meeting at which the holders of the Series C Preference Shares are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice of meeting to the record holders of the depositary shares relating to the Series C Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preference Shares, may instruct the depositary to vote the number of the Series C Preference Shares votes represented by the holder’s depositary shares. To the extent practicable, the depositary will vote the number of the Series C Preference Shares votes represented by depositary shares in accordance with the instructions it receives (which can be mailed to transmitted by an authorized (including electronic) method).

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. To the extent that the depositary does not receive specific instructions from the holders of any depositary shares representing an interest in the Series C Preference Shares, it will not vote the number of the Series C Preference Shares votes represented by such depositary shares.

Preemptive and Conversion Rights

The holders of the depositary shares will not have any preemptive right to subscribe to any additional issue of shares of any class or series of the Company or to any securities of the Company convertible into such shares and will not have the right to convert depositary shares representing an interest in the Series C Preference Shares into, or exchange depositary shares representing an interest in the Series C Preference Shares for, any other securities or property of the Company.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares or would be materially and adversely inconsistent with the rights of holders of Series C Preference Shares will not be effective unless such amendment has been approved by the record holders of depositary shares representing at least the amount of the depositary shares then outstanding necessary to approve any amendment that would alter or abrogate the special rights of the Series C Preference Shares. We may terminate the Deposit Agreement with the consent of holders of a majority of then outstanding depositary shares. The Deposit Agreement will automatically terminate if all outstanding depositary shares have been redeemed or if there has been made a final distribution in respect of the Series C Preference Shares in connection with our liquidation, dissolution or winding-up, and such distribution has been made to the holders of depositary shares.

Fees, Charges and Expenses of Depositary

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the depositary in connection with the initial deposit of the Series C Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series C Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series C Preference Shares are paid by their holders.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to appoint a successor.

Miscellaneous

The depositary will forward to the holders of depositary shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of the Series C Preference Shares.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Series C Preference Shares unless provided with satisfactory indemnity. We, and the depositary, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series C Preference Shares for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Listing of the Depositary Shares

We intend to list the depositary shares representing an interest in the Series C Preference Shares on the NYSE under the symbol “ATHPrC.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing an interest in the Series C Preference Shares. Listing of the depositary shares does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series C Preference Shares except as represented by the depositary shares.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

Computershare Trust Company, N.A. will be the transfer agent and registrar and Computershare Inc. will be the dividend disbursing agent and redemption agent, for the depositary shares representing an interest in the Series C Preference Shares.

Book-Entry; Delivery and Form

The depositary shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the depositary shares except in limited circumstances. The global securities will be issued to DTC, the depository for the depositary shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the depositary shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

When you purchase depositary shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the depositary shares on DTC’s records. You are the beneficial owner and your ownership interest will be recorded only in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the depositary shares. DTC’s records only show the identity of the direct participants and the amount of the depositary shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preference shares on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series C Preference Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Depositary shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the depositary shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the depositary shares at its corporate office.

TAX CONSIDERATIONS

The following is a discussion of material Bermuda, U.K. and U.S. federal income tax considerations that may be relevant to a prospective investor considering an investment in the depositary shares representing an interest in our Series C Preference Shares in connection with this offering.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily residing in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.K. Tax Considerations

The following statements are intended only as a general guide to certain U.K. tax considerations and do not purport to be a complete analysis, for example, of all potential U.K. tax consequences of acquiring, holding or disposing of Series C Preference Shares. They are based on current U.K. law and what is understood to be the current practice of Her Majesty’s Revenue and Customs (“HMRC”) as at the date of this prospectus supplement, both of which may change, possibly with retroactive effect.

The statements in respect of the U.K. tax considerations in relation to U.K. investors generally apply only to those who are resident and, in the case of individuals domiciled or deemed domiciled, for tax purposes in (and only in) the U.K. (except insofar as express reference is made to the treatment of non-U.K. residents), who hold depositary shares representing an interest in our Series C Preference Shares as an investment (other than in an individual savings account or pension arrangement) and who are the absolute beneficial owner of both the depositary shares representing an interest in Series C Preference Shares and any dividends paid on them. The tax position of certain categories of investors who are subject to special rules (such as persons acquiring their depositary shares representing an interest in Series C Preference Shares in connection with employment, dealers in securities, insurance companies and collective investment schemes) is not considered. The following statements assume that such a holder of depositary shares is, for U.K. tax purposes, absolutely beneficially entitled to the underlying Series C Preference Shares; accordingly, references to our Series C Preference Shares in the remainder of this U.K. tax discussion include the interests in our Series C Preference Shares represented by the depositary shares.

The statements summarize the current position and are intended as a general guide only. Prospective investors who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the U.K. are strongly recommended to consult their own professional advisers.

Taxation of Investors

Taxation of Dividends

The Company is not required to withhold tax when paying a dividend. Liability to tax on dividends will depend upon the individual circumstances of an investor. No tax credit attaches to any dividend paid by the Company.

It is not expected that any receipt of dividends in respect of any Series C Preference Shares should be within the scope of the U.K. loan relationships regime as a result of the application of Chapter 6A, Part 6 of the Corporation Tax Act 2009; however, this treatment cannot be guaranteed.

(i)	U.K. Resident Individual Investors

Under current U.K. tax rules specific rates of tax apply to dividend income. These include a nil rate of tax (the “Nil Rate Amount”) for the first £2,000 of dividend income in any tax year from April 6, 2020 to April 5, 2021 and different rates of tax for dividend income that exceeds the Nil Rate Amount. For these purposes “dividend income” includes U.K. and non-U.K. source dividends and certain other distributions in respect of the Series C Preference Shares.

An individual investor who is resident for tax purposes in the U.K. and who receives a dividend from the Company will not be liable to U.K. tax on the dividend to the extent that (taking account of any other dividend income received by the investor in the same tax year) that dividend falls within the Nil Rate Amount.

To the extent that (taking account of any other dividend income received by the investor in the same tax year) the dividend exceeds the Nil Rate Amount and cannot be sheltered by the unused part of any investor’s personal allowance, it will, for the tax year April 6, 2020 to April 5, 2021, be subject to income tax at 7.5% to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other dividend income received in the same tax year) it falls above the threshold for higher rate income tax then the dividend will, for the tax year April 6, 2020 to April 5, 2021, be taxed at 32.5% to the extent that it is within the higher rate band, or 38.1% to the extent that it is within the additional rate band. For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of an investor’s income. In addition, dividends within the Nil Rate Amount which would (if there was no Nil Rate Amount) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.

(ii)	U.K. Resident Corporate Investors

Investors within the charge to U.K. corporation tax which are “small companies” for the purposes of Chapter 2 of Part 9A of the Corporation Tax Act 2009 will generally not be subject to U.K. corporation tax on any dividend received provided certain conditions are met (including an anti-avoidance condition).

A U.K. resident corporate investor (which is not a “small company” for the purposes of the U.K. taxation of dividends legislation in Part 9A of the Corporation Tax Act 2009) will be liable to U.K. corporation tax (currently at a rate of 19%) unless the dividend falls within one of the exempt classes set out in Part 9A. Examples of exempt classes (as defined in Chapter 3 of Part 9A of the Corporation Tax Act 2009) include dividends paid on shares that are “ordinary shares” (that is shares that do not carry any present or future preferential right to dividends or to the Issuer’s assets on its winding up) and which are not “redeemable”, and dividends paid to a person holding less than 10% of the issued share capital of the payer (or any class of that share capital in respect of which the distribution is made). However, the exemptions are not comprehensive and are subject to anti-avoidance rules.

U.K. resident corporate investors should seek advice from their own professional advisers in considering whether they are within the scope of an exempt class.

(iii)	Non-U.K. Resident Investors

A non-U.K. resident investor will generally not be liable to pay any U.K. tax on dividends paid by the Company (on the basis that any tax liability is limited to tax which is deemed to have been paid by such an investor on a non-repayable basis).

An investor resident outside the U.K. may also be subject to non-U.K. taxation on dividend income under local law. Any such investor should consult his or her own tax adviser concerning his or her tax position on dividends received from the Issuer.

An individual U.K. investor who has been resident for tax purposes in the U.K. but who ceases to be so resident or becomes treated as resident outside the U.K. for the purposes of a double tax treaty (“Treaty nonresident”) for a period of five years or less and who receives or becomes entitled to dividends from the Issuer during that period of temporary non-residence may, if the Issuer is treated as a close company for U.K. tax purposes and certain other conditions are met, be liable for income tax on those dividends on his or her return to the U.K.

Taxation of Disposals

A disposal or deemed disposal of Series C Preference Shares by an investor who is resident in the U.K. for tax purposes may, depending upon the investor’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of U.K. taxation of capital gains.

(i)	U.K. Resident Individual Investors

For an individual investor within the charge to U.K. capital gains tax, a disposal (or deemed disposal) of Series C Preference Shares may give rise to a chargeable gain or an allowable loss for the purposes of capital gains tax. The rate of capital gains tax on disposal of shares is 10% for individuals who are subject to income tax at the basic rate and 20% for individuals who are subject to income tax at the higher or additional rates. An individual investor is entitled to realize an annual exempt amount of gains (currently £12,300) for the tax year April 6, 2020 to April 5, 2021 without being liable to U.K. capital gains tax. The capital gains tax rate on share disposals is 20% for trustees.

(ii)	U.K. Resident Corporate Investors

For a corporate investor within the charge to U.K. corporation tax, a disposal or deemed disposal of Series C Preference Shares may give rise to a chargeable gain at the rate of corporation tax applicable to that investor (currently 19%) or an allowable loss for the purposes of U.K. corporation tax.

(iii)	Non-U.K. Resident Investors

Investors who are not resident in the U.K. will not generally be subject to U.K. taxation of capital gains on the disposal or deemed disposal of Series C Preference Shares unless they are carrying on a trade, profession or vocation in the U.K. through a branch or agency (or, in the case of a corporate investor, a permanent establishment) in connection with which the Series C Preference Shares are used, held or acquired. Non-U.K. tax resident investors may be subject to non-U.K. taxation on any gain under local law.

An individual investor who has been resident for tax purposes in the U.K. but who ceases to be so resident or becomes treated as Treaty non-resident for a period of five years or less and who disposes of all or part of his or her Series C Preference Shares during that period may be liable to capital gains tax on his or her return to the U.K., subject to any available exemptions or reliefs.

U.K. Stamp Duty and U.K. Stamp Duty Reserve Tax (“SDRT”)

We expect that the Series C Preference Shares will be issued to and held in dematerialized form by the Depositary and that each investor will receive a depositary share representing their interest in the underlying Series C Preference Shares. On this basis, we expect that:

1.	no U.K. stamp duty or SDRT should be payable on the issuance of the Series C Preference Shares to the Depositary; and

2.	no U.K. stamp duty or SDRT should be payable on transfers of depositary shares representing Series C Preference Shares.

In the event the Series C Preference Shares are removed from dematerialized form and held in certificated form, it is not expected that the transfer into certificated form nor any future transfers of the Series C Preference Shares should be subject to SDRT. In relation to U.K. stamp duty, there remains a technical risk that the transfer into certificated form and future transfers of the Series C Preference Shares may be subject to U.K. stamp duty; however, in practice we would not expect such a charge to arise.

Taxation of the Company

The Company will be treated as a fiscally opaque company from a U.K. tax perspective, and will be resident in the U.K. for tax purposes due to being centrally managed and controlled in the U.K. Accordingly, the Company is generally subject to U.K. corporation tax on its worldwide profits. In practice, however, it is not expected that the Company will be liable to account for any material U.K. corporation tax on the basis that its income and gains should be primarily derived from it holding shares in its direct subsidiaries. Any dividends received by the Company should be exempt from U.K. corporation tax and any gains arising to the Company on disposal of its direct interests in its subsidiaries should be exempt from U.K. corporation tax on chargeable gains as a result of the application of the U.K. substantial shareholding exemption.

Prospective investors should be aware that the Company, as a U.K. tax resident, will remain subject to a number of specific U.K. tax regimes, including the controlled foreign company regime, the hybrids and other mismatches regime and the diverted profits tax. In practice, however, none of these specific regimes are expected to materially impact the Issuer’s U.K. tax position.

Changes in U.K. Tax Law

Any changes or developments to U.K. tax law (including its interpretation and/or application) could result in an increase in the amount of U.K. tax payable by one or more of our companies, including AHL and ALRe, that are U.K. tax residents (“U.K. Resident Companies”). If this were to occur, the business, financial condition and results of the operations of the U.K. Resident Company could be adversely affected.

Without limitation, such changes or developments to U.K. tax law that may be relevant to the U.K. Resident Companies could include: (i) the application of the income tax treaty between the U.S. and the U.K. (the “U.K. Treaty”); (ii) Chapter 3A of Part 2 of the Corporation Tax Act 2009 (being the U.K. profits of foreign permanent establishments regime); (iii) Part 6A and Part 9A of the Taxation (International and Other Provisions) Act 2010 (being the U.K. anti-hybrids regime and the U.K. controlled foreign company regime); and/or (iv) Part 3 of and Schedule 16 to the Finance Act 2015 (being the U.K. diverted profits tax regime).

U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our depositary shares representing an interest in our Series C Preference Shares purchased in this offering. The statements of law or legal conclusions as to matters of U.S. federal income tax law included in this discussion are, subject to the limitations, qualifications and assumptions set forth below, the opinion of our counsel, Sidley Austin LLP. Statements herein regarding the beliefs, expectations and intentions of the Company represent the view of management and do not represent the opinions of counsel. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions, administrative pronouncements, the income tax treaty between the U.S. and Bermuda (the “Bermuda Treaty”) and the U.K. Treaty, all as currently in effect. Such authorities are subject to change, possibly with retroactive effect. Any such change could result in U.S. federal income tax consequences that are materially different from those described below. Moreover, any change after this offering in any of the factual matters set forth in this prospectus supplement and the accompanying prospectus or in the conduct, practices or activities of the Company may affect the considerations discussed below. We are under no obligation to update the discussion to reflect future changes in law or changes in any of the foregoing factual matters that may later come to our attention.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to all prospective investors, some of which, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, accrual basis taxpayers subject to special tax accounting rules as a result of their use of financial statements, tax-exempt organizations, U.S. expatriates, non-U.S. persons who are engaged in a trade or business in the United States, persons that hold our depositary shares representing an interest in our Series C Preference Shares as part of a straddle, conversion transaction or hedge, persons deemed to sell our depositary shares representing an interest in our Series C Preference Shares under the constructive sale provisions of the Code, investors that are subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, investors that are treated as partnerships for U.S. federal income tax purposes, investors that are not the beneficial owners of our shares, and investors that own, actually or under applicable constructive ownership rules, 10% or more of the total voting power or value of any class of our shares, may be subject to special rules. This discussion deals only with holders who purchase our depositary shares representing an interest in our Series C Preference Shares in connection with this offering and hold our depositary shares representing an interest in our Series C Preference Shares as a capital asset (within the meaning of Section 1221 of the Code) and does not deal with investors that also own common shares. If an entity treated as a partnership for U.S. federal income tax purposes holds our depositary shares representing an interest in our Series C Preference Shares, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our depositary shares representing an interest in our Series C Preference Shares, you are urged to consult your tax adviser regarding the consequences to you of the partnership’s ownership and disposition of our depositary shares representing an interest in our Series C Preference Shares.

This discussion does not address any U.S. federal tax laws other than U.S. federal income tax laws, any U.S. state or local tax laws or any non-U.S. tax laws. You are encouraged to consult your tax advisers concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local and non-U.S. laws from the ownership and disposition of our depositary shares representing an interest in our Series C Preference Shares. The conclusions expressed in the discussion below are not binding on the United States Internal Revenue Service (“IRS”) or any court, and there is no assurance that the IRS or a court would not reach a contrary conclusion. No ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus supplement and the accompanying prospectus.

Treatment of Depositary Shares

Beneficial owners of our depositary shares representing an interest in our Series C Preference Shares will be treated as owners of the underlying Series C Preference Shares for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share representing an interest in our Series C Preference Shares will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Series C Preference Shares. References to our Series C Preference Shares in the remainder of this U.S. federal income tax discussion include the interests in our Series C Preference Shares represented by the depositary shares.

Taxation of Our Non-U.S. Companies

AHL and certain of its subsidiaries are treated as foreign corporations under the Code (such subsidiaries, the “Non-U.S. Subsidiaries,” and together with AHL, the “Non-U.S. Companies”). Any Non-U.S. Company that is considered to be engaged in a trade or business in the U.S. generally will be subject to U.S. federal income taxation on a net basis on its income that is effectively connected with such U.S. trade or business (including branch profits tax on the portion of its earnings and profits that is attributable to such income), unless otherwise provided under an applicable income tax treaty. In addition, a Non-U.S. Company generally will be subject to U.S. federal income taxation on a gross basis on certain U.S.-source income, and certain premiums earned on insurance with respect to U.S. risks, that are not effectively connected with a U.S. trade or business, unless otherwise provided under an applicable income tax treaty.

With one exception, described below, each of the Non-U.S. Companies currently intends to operate in a manner that will not cause it to be treated as being engaged in a trade or business within the U.S. However, the enactment of the BEAT (discussed below), the reduction of the federal income tax rate applicable to corporations included in the Tax Act and other factors may cause some or all of the Non-U.S. Companies to conduct business differently. Moreover, there is considerable uncertainty as to when a foreign corporation is engaged in a trade or business within the United States, as the law is unclear and the determination is highly factual and must be made annually, and therefore there can be no assurance that the IRS will not successfully contend that a Non-U.S. Company that does not intend to be treated as engaged in a trade or business in the U.S. is nonetheless so engaged. If any of our Non-U.S. Companies were found to be engaged in a U.S. trade or business, it would be subject to U.S. federal income tax at a 21% rate on any income that is effectively connected to a U.S. trade or business and a 30% branch profits tax, except as described below with respect to the Bermuda Treaty or U.K. Treaty. A Non-U.S. Company is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AHL and ALRe have in the past filed, and intend to continue to file, such returns for each tax year (on a protective basis or otherwise), and one or more of our other Non-U.S. Companies may do so as well. U.S. federal income tax, if imposed, would be based on effectively connected income and computed in a manner generally analogous to that applied to the income of a U.S. corporation, except as described below with respect to the Bermuda Treaty or U.K. Treaty.

Athene Annuity Re Ltd., a Bermuda reinsurance subsidiary (“AARe”), has elected under Section 953(d) of the Code to be treated as a domestic corporation for purposes of the Code. One or more of our other non-U.S. reinsurance subsidiaries may also make such an election. Accordingly, AARe and any other electing non-U.S. reinsurance subsidiary will be subject to U.S. federal income tax and is considered a U.S. subsidiary for purposes of the U.S. federal income tax considerations discussed herein.

Bermuda Treaty Benefits

If any of our Non-U.S. Companies that are insurance enterprises (the “Non-U.S. Insurance Companies”) are entitled to the benefits of the Bermuda Treaty for a given taxable year, they will not be subject to U.S. federal income tax on certain of their business profits for that year unless those business profits are attributable to a permanent establishment in the United States. Our Non-U.S. Insurance Companies currently intend to conduct their activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurances that they will be successful in that regard.

An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the Bermuda Treaty only if (1) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens. While ALRe currently believes that it qualifies for the benefits of the Bermuda Treaty, it cannot be predicted whether ALRe or any of our other Non-U.S. Insurance Companies will take the position in any particular year that it qualifies for the benefits of the Bermuda Treaty because it cannot be predicted whether its direct or indirect ownership will satisfy the requirements described above.

U.K. Treaty Benefits

AHL is a U.K. tax resident and expects to qualify for the benefits of the U.K. Treaty because its Class A common shares are listed and regularly traded on the NYSE. In addition, certain of the Non-U.S. Subsidiaries are U.K. tax residents and expect to qualify for the benefits of the U.K. Treaty by reason of being subsidiaries of AHL or by reason of satisfying an ownership and base erosion test. Accordingly, our U.K. Resident Companies are expected to qualify for certain exemptions from, or reduced rates of, the U.S. taxes described above that are provided for by the U.K. Treaty. However, there can be no assurances that our U.K. Resident Companies will continue to qualify for treaty benefits or satisfy all of the requirements for the tax exemptions and reductions they intend to claim.

Net Investment Income

Non-U.S. insurance corporations carrying on an insurance business within the United States may be treated under the Code as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such corporations. If, contrary to its intention, one of our Non-U.S. Insurance Companies is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the Bermuda Treaty or the U.K. Treaty, a significant portion of the company’s investment income could be subject to U.S. federal income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether it applies to other income such as investment income, and the U.K. Treaty does not provide for a complete exemption from U.S. federal income tax for all types of investment income. Because the law is not clear and the determination of what income is taxable in the United States is highly factual, there is no assurance that if such a company is considered to be engaged in the conduct of an insurance business in the United States, a significant portion of the company’s investment income would not be subject to U.S. federal income tax (including branch profits tax), even if the company is entitled to the benefits of the Bermuda Treaty or the U.K. Treaty.

Withholding Tax

Non-U.S. corporations generally are subject to a 30% U.S. federal income tax (imposed on a gross basis and generally collected by withholding) on certain “fixed or determinable annual or periodical gains, profits and income” from sources within the United States that are not effectively connected with such non-U.S. corporation’s conduct of a U.S. trade or business. Such income includes certain distributions from U.S. corporations and certain interest on investments but does not include insurance premiums paid with respect to a contract that is subject to the excise tax described below. Because, as discussed above, it is uncertain whether the Bermuda Treaty applies to investment income, it is unclear whether the Bermuda Treaty would provide any relief from this tax, even if one of our Non-U.S. Companies is entitled to the benefits of the Bermuda Treaty. The U.K. Treaty, by contrast, provides for reduced rates of, or exemptions from, this tax on certain types of income. If any of our corporate U.S. subsidiaries makes a distribution to one of our Non-U.S. Companies, the distribution will be treated as a dividend to which the 30% withholding tax will apply to the extent the distribution is paid out of the U.S. subsidiary’s current or accumulated earning and profits, as determined for U.S. federal income tax purposes. We expect that our U.K. Resident Companies will qualify for a reduction in, or an exemption from withholding tax on any such dividends under the U.K. Treaty, provided that certain ownership and holding period requirements are met and that they do not have a U.S. permanent establishment to which such dividends are attributable.

Excise Tax

The United States imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. The applicable tax rates are 1% for life insurance and annuity contract premiums and 1% for reinsurance premiums. We expect that our U.K. Resident Companies generally will qualify for an exemption from this excise tax under the U.K. Treaty.

Base Erosion and Anti-Abuse Tax

The BEAT operates as a minimum tax and is generally calculated as a percentage (10% in 2019-2025 and 12.5% in 2026 and thereafter) of the “modified taxable income” of an “applicable taxpayer.” Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to foreign affiliates, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies only to the extent it exceeds a taxpayer’s regular corporate income tax liability (determined without regard to certain tax credits) and only in years in which the “base erosion percentage” exceeds a specified percentage. At this time there is significant uncertainty regarding the application of the BEAT to amounts paid or accrued under affiliate reinsurance arrangements. If applicable in any year, the BEAT may significantly increase the tax liability of our U.S. subsidiaries for such year.

Taxation of U.S. Holders

For purposes of this discussion, you are a “U.S. holder” if, for U.S. federal income tax purposes, you are treated as a beneficial owner of our Series C Preference Shares and you are:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the law of the United States or any state thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on our Series C Preference Shares

Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”) and passive foreign investment company (“PFIC”) provisions, distributions on our Series C Preference Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of AHL’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that distributions on our Series C Preference Shares exceed AHL’s earnings and profits, the distributions will be treated as a tax-free return of capital that will reduce, but not below zero, your tax basis in the Series C Preference Shares and thereafter as capital gain from the sale or exchange of the Series C Preference Shares (discussed below). AHL’s earnings and profits generally will not include the earnings and profits of its subsidiaries until such amounts are distributed to AHL.

Dividends paid with respect to our Series C Preference Shares will generally be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. Further, any such dividends generally will not be eligible for a dividends received deduction for corporate shareholders. However, the “foreign source” portion of such dividends may be allowed as a deduction if received by a domestic corporation that is a 10% U.S. Shareholder (as defined below) of AHL.

Dividends paid with respect to our Series C Preference Shares to a U.S. holder that is treated for U.S. federal income tax purposes as an individual, a trust or an estate (a “non-corporate U.S. holder”) will be treated as “qualified dividend income” taxed at the preferential rates applicable to long-term capital gain if (i) either the Series C Preference Shares are readily tradable on an established securities market in the United States (such as the NYSE, on which we intend to list the depositary shares and, if such application is approved, on which we expect the depositary shares will be traded) or AHL is eligible for the benefits of the U.K. Treaty, (ii) AHL is not a PFIC for the taxable year during which the dividend is paid and AHL was not a PFIC for the immediately preceding taxable year (see discussion below), (iii) the U.S. holder owns the Series C Preference Shares for more than 90 days in the 181-day period beginning 90 days before the date on which the Series C Preference Shares become ex-dividend (and does not enter into certain risk-limiting transactions with respect to the Series C Preference Shares), (iv) the U.S. holder is not under an obligation to make related payments with respect to positions in substantially similar or related property, and (v) the U.S. holder does not take the dividends into account as investment income for purposes of deducting investment interest. Dividends received by a non-corporate U.S. holder from AHL that are not treated as “qualified dividend income” will be taxed at ordinary income rates.

Special rules may apply to any “extraordinary dividend.” Generally, a dividend with respect to our Series C Preference Shares will be an extraordinary dividend if the amount of such dividend equals or exceeds 5% of your adjusted tax basis (or fair market value in certain circumstances) in such Series C Preference Shares (subject to certain aggregation rules). In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of your adjusted tax basis (or fair market value). If you receive an extraordinary dividend on our Series C Preference Shares that is treated as qualified dividend income and you are a non-corporate U.S. holder, then any loss you recognize from a subsequent sale or exchange of such Series C Preference Shares will be treated as a long-term capital loss to the extent of such dividend.

Dividends paid with respect to our Series C Preference Shares to a non-corporate U.S. holder may also be subject to an additional 3.8% tax on net investment income, described below.

CFC Provisions

A Non-U.S. Company will be considered a CFC if, on any day of its taxable year, 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or constructively through the application of certain constructive ownership rules (“constructively”)) more than 50% of the total combined voting power of all classes of its voting stock or more than 50% of the total value of all of its stock. A “10% U.S. Shareholder” of an entity treated as a foreign corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total value of all classes of shares of the corporation or 10% or more of the total combined voting power of all classes of voting shares of the corporation. For purposes of taking into account certain insurance income, however, a Non-U.S. Company will be a CFC if more than 25% of the total combined voting power of all classes of its voting shares or more than 25% of the total value of all of its shares are owned by 10% U.S. Shareholders.

Any U.S. holder that is a 10% U.S. Shareholder of any of the Non-U.S. Companies must consult its own tax advisor regarding its investment in AHL. Except as discussed below with respect to related party insurance income (“RPII”), a U.S. holder that is not a 10% U.S. Shareholder of any of the Non-U.S. Companies is not expected to experience adverse U.S. federal income tax consequences under the CFC provisions regardless of whether any of the Non-U.S. Companies is treated as a CFC.

The Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the CFC rules. As a result, our U.S. subsidiaries are deemed to own all of the stock of the Non-U.S. Subsidiaries (other than ALRe) for CFC purposes. Further, we believe that 10% U.S. Shareholders of ALRe collectively own more than 25%, but less than 50%, of the vote and value of ALRe by reason of downward attribution from our direct or indirect shareholders. Accordingly, the Non-U.S. Subsidiaries are currently treated as CFCs and ALRe is believed to be a CFC, at least for purposes of taking into account certain insurance income. The legislative history under the Tax Act indicates that this change was not intended to cause a foreign corporation to be treated as a CFC with respect to a 10% U.S. Shareholder that is not related to the U.S. persons receiving such downward attribution. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent. Moreover, no assurances can be provided that any of the Non-U.S. Companies would not be a CFC, even without regard to the downward attribution of stock from non-U.S. persons to U.S. persons, as such classification depends upon the identity and relationships of the beneficial owners of our equity securities, over which we have limited knowledge and control.

If any of the Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder who owns Series C Preference Shares directly, or indirectly through certain entities, on the last day in such company’s taxable year on which it is a CFC, that 10% U.S. Shareholder generally must include in its gross income for U.S. federal income tax purposes its pro rata share of such company’s “subpart F income,” even if the subpart F income is not distributed, and certain earnings and profits of such company that are invested in U.S. property. “Subpart F income” of a CFC typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income). The subpart F income of a CFC for any taxable year is limited to the CFC’s earnings and profits for the taxable year.

In addition, each person who is a 10% U.S. Shareholder of any CFC for a taxable year must include in gross income for U.S. federal income tax purposes such 10% U.S. Shareholder’s global intangible low-taxed income (“GILTI”) for the taxable year. In general, the GILTI with respect to a 10% U.S. Shareholder is the excess (if any) of its “net CFC tested income” over its “net deemed tangible income.” A 10% U.S. Shareholder’s “net CFC tested income” is generally equal to the excess of its pro rata share of the “tested income” of each CFC with respect to which it is a 10% U.S. Shareholder over its pro rata share of the “tested loss” of each such CFC. The “tested income” or “tested loss” of a CFC is generally determined by subtracting from the CFC’s gross income (excluding any subpart F income and certain other amounts) the amount of any deductions properly allocable to such gross income. If any of our Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder who owns Series C Preference Shares directly, or indirectly through certain entities, on the last day in such company’s taxable year on which it is a CFC, that 10% U.S. Shareholder must take into account its pro rata share of such company’s “tested income” or “tested loss” for purposes of determining the amount of GILTI that such 10% U.S. Shareholder must include in gross income.

The earnings and profits of a foreign corporation attributable to amounts which are, or have been, included in the gross income of a 10% U.S. Shareholder pursuant to the CFC provisions will not, when subsequently distributed to such 10% U.S. Shareholder (or, if certain requirements are met, other U.S. persons) directly or indirectly through a chain of certain entities be again included in the gross income of such 10% U.S. Shareholder (or other U.S. person).

If any of our Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder, the rules relating to PFICs generally would not apply to that 10% U.S. Shareholder with respect to its direct or indirect interest in such company.

Related Person Insurance Income—Special rules apply with respect to a CFC that earns RPII. For purposes of taking into account RPII, an entity treated as a foreign corporation for U.S. federal income tax purposes will be considered a CFC (a “RPII CFC”) if, on any day of its taxable year, U.S. persons who own (directly or indirectly through non-U.S. entities) any of its stock (each such person, a “RPII Shareholder”) own (directly, indirectly through non-U.S. entities or constructively) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock.

The RPII of a RPII CFC is certain insurance and reinsurance income (including underwriting and investment income) attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” or a “related person” to a RPII Shareholder. Generally, a person is a related person to a RPII Shareholder if the person controls or is controlled by the RPII Shareholder, or if the person is controlled by the same person or persons who control the RPII Shareholder. Control is defined for these purposes as direct or indirect ownership of more than 50% of the value or voting power of the stock of a person treated as a corporation for U.S. federal income tax purposes or more than 50% of the value of the beneficial interests in a person treated as a partnership, trust, or estate for U.S. federal income tax purposes. Certain attribution rules apply for purposes of determining control.

The Non-U.S. Insurance Companies may derive income that is considered RPII. We believe that an exception, described below, under the RPII rules for CFCs with de minimis RPII currently applies to such Non-U.S. Insurance Companies, such that U.S. persons are not required to include any RPII in their gross income with respect to any of the Non-U.S. Companies. However, AGM and its affiliates and related parties own a substantial number of our Class A common shares, have rights to acquire additional Class A common shares and hold proxies to vote Class A common shares owned by certain of our employees. Further, Athene and AGM may have considerable overlap in ownership. If it is determined that AGM controls Athene, or that the same persons control both Athene and AGM through owning (or being treated as owning) more than 50% of the vote or value of both Athene and AGM, substantially all of the income of the Non-U.S. Insurance Companies derived from the reinsurance of affiliates likely will constitute RPII. This would trigger the adverse RPII consequences described herein to all U.S. persons that hold our equity securities (including our Series C Preference Shares) directly or indirectly through non-U.S. entities and could have a material adverse effect on the value of their investment in our equity securities.

Our bye-laws currently limit to 9.9% the voting power of AHL owned by persons who, together with their affiliates, beneficially own more than 9.9% of the voting power of AHL, subject to exemptions authorized by our board of directors (the “9.9% Voting Cutback”). If the 9.9% Voting Cutback is applicable to any person, excess voting power generally will be reallocated to all other Class A common shares, including those held by AGM and its affiliates. Further, the voting power of Class A common shares that are owned (or treated as owned) by certain persons who own (or are treated as owning) any AGM stock would also be reallocated to all other Class A common shares, including those held by AGM and its affiliates. Our bye-laws limit these reallocations of voting power so that AGM, and any person or persons who control AGM, would not own (or be treated as owning) more than 49.9% of the total voting power of our stock if they do not own (and are not treated as owning) more than 50% of the total value of our stock. These rules are intended to prevent any such reallocation of voting power from causing AGM to be considered to control us or to be controlled by the same persons who control us for purposes of the RPII provisions. However, because the relevant attribution rules are complex and there is no definitive legal authority on whether these voting provisions are effective for these purposes, there can be no assurance that this will be the case.

Our bye-laws also generally provide that no person (nor certain direct or indirect beneficial owners or related persons to such person) who owns our equity securities may acquire any shares of AGM or otherwise make any investment that would cause such person, or any other person that is a U.S. person, to own (or be treated as owning) more than 50% of the vote or value of our equity securities. Any holder of our equity securities that violates this restriction may be required, at the discretion of our board of directors, to sell its equity securities or take any other reasonable action that our board of directors deems necessary. However, this restriction does not apply to members of the Apollo Group.

We have only a limited ability to determine whether any of the Non-U.S. Insurance Companies is treated as recognizing RPII in a taxable year, the amount of any such RPII or any U.S. person’s share of such RPII, and to obtain the information necessary to accurately make such determinations or fully enforce the voting provisions and ownership restrictions described above. We will take reasonable steps to obtain such information, but there can be no assurances that such steps will be adequate or that we will be successful in this regard. Accordingly, no assurances can be provided that the adverse RPII consequences described herein will not apply to all U.S. persons that hold our Series C Preference Shares directly or indirectly through certain entities.

De Minimis RPII Exception—The RPII rules will not apply with respect to a Non-U.S. Insurance Company for a taxable year if its RPII (determined on a gross basis) is less than 20% of its insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that this exception will apply to each of the Non-U.S. Insurance Companies, but because the Non-U.S Insurance Companies cannot be certain of their future ownership or their ability to obtain information about their direct or indirect shareholders to manage such ownership to ensure that each of the Non-U.S. Insurance Companies qualifies for this exception, there can be no assurance in this regard.

Apportionment of RPII to RPII Shareholders—If any of the Non-U.S. Insurance Companies does not qualify for the de minimis RPII exception described above for a taxable year and such company was a RPII CFC during that taxable year, then a RPII Shareholder that owns, directly or indirectly through certain entities, any Series C Preference Shares on the last day of that taxable year will be required to include in gross income the RPII Shareholder’s pro rata share of such company’s RPII for the entire taxable year, whether or not distributed, even if that RPII Shareholder did not own the Series C Preference Shares throughout the period. The RPII Shareholder’s share of the RPII for the taxable year will be determined as if all RPII were distributed proportionately only to RPII Shareholders at that date, but limited by each such RPII Shareholder’s share of such company’s current year earnings and profits as reduced by the RPII Shareholder’s share, if any, of certain prior-year deficits in earnings and profits. The RPII Shareholder may exclude from income the amount of any distributions by AHL of earnings and profits attributable to amounts which are, or have been, included in the gross income of the RPII Shareholder. A RPII Shareholder will not be able to exclude from income the amount of any distributions by AHL of earnings and profits attributable to RPII amounts which have been included in the gross income of any previous RPII Shareholders who owned, directly or indirectly through certain entities, the Series C Preference Shares owned, directly or indirectly through certain entities, by such RPII Shareholder if the RPII Shareholder is unable to identify the previous RPII Shareholders and demonstrate the amount of RPII that had previously been included in the gross income of the previous RPII Shareholders.

A RPII Shareholder who owns (directly or indirectly) Series C Preference Shares during a taxable year but not on the last day of a Non-U.S. Insurance Company’s taxable year is not required to include in gross income any part of such company’s RPII for that taxable year solely by reason of such ownership.

Computation of RPII—For any year in which the RPII rules apply with respect to any of our Non-U.S. Insurance Companies, we may seek information from holders of our equity securities as to whether direct or indirect owners of our equity securities at the end of the year are RPII Shareholders so that the RPII may be determined and apportioned among such persons. We are not under any obligation to do so or to report any RPII to our RPII Shareholders. To the extent we are unable to determine whether a direct or indirect owner of our equity securities is a RPII Shareholder, we may assume that such owner is not a RPII Shareholder, thereby increasing the per-share RPII amount for all known RPII Shareholders. Calculating the amount of RPII we may receive, and determining whether we are eligible for the de minimis RPII exception, requires information about the holders of our equity securities and our insureds that we may not have. Therefore, there can be no assurance that we will be able to determine the availability of the de minimis RPII exception and the amount of insurance income that is RPII.

Uncertainty as to the Application of the RPII Provisions—The meaning of various RPII provisions and the application of those provisions to any of our Non-U.S. Insurance Companies is uncertain. Regulations interpreting the RPII provisions exist only in proposed form, and it is uncertain whether those regulations will be adopted in their proposed form (or at all) or whether changes or clarifications might be made to them. It is also uncertain whether any such changes or any interpretation or application of the RPII provisions by the IRS or the courts might have retroactive effect. In addition, there can be no assurance that the amount of RPII or the amounts of the RPII inclusions for any particular RPII Shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Prospective investors are urged to consult their tax advisers regarding the effects of these uncertainties and the application of the RPII provisions to them.

Basis Adjustments—A U.S. holder’s tax basis in our Series C Preference Shares will be increased by the amount of any of our Non-U.S. Companies’ subpart F income (including any RPII), earnings and profits invested in U.S. property and “tested income” (subject to various adjustments) that such U.S. holder includes in income under the CFC rules by reason of its ownership of such shares. A U.S. holder’s tax basis in our Series C Preference Shares will be reduced by the amount of any distributions on the Series C Preference Shares of previously taxed income that is excluded from the U.S. holder’s gross income. If such distributions exceed the U.S. holder’s tax basis in the Series C Preference Shares, the excess will be treated as gain from the sale or exchange of the Series C Preference Shares (see discussion below).

Tax-Exempt U.S. Holders—If a U.S. holder that is a tax-exempt organization is required to include in its gross income under the CFC rules any of the insurance income (including RPII) of any of our Non-U.S. Companies, such income will be unrelated business taxable income, which is subject to tax. Prospective investors that are tax-exempt organizations are urged to consult their tax advisers as to the potential impact of the unrelated business taxable income provisions of the Code on an investment in our Series C Preference Shares. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471, as described below.

Dispositions of Our Series C Preference Shares

Subject to the discussions below relating to redemptions and the potential application of Section 1248 of the Code and the PFIC rules, U.S. holders will generally recognize capital gain or loss on the sale or other taxable disposition of our Series C Preference Shares. If the holding period for the Series C Preference Shares sold or otherwise disposed of exceeds one year, any gain recognized by a non-corporate U.S. holder will be subject to tax at a maximum U.S. federal income tax rate of 20% and may also be subject to an additional 3.8% tax imposed on certain net investment income, as discussed below. With certain exceptions, any gain will be U.S. source gain and generally will be passive category income for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

Under Section 1248 of the Code, if a U.S. holder sells or exchanges Series C Preference Shares and the U.S. holder owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of AHL when AHL was a CFC at any time during the 5-year period ending on the date of the sale or exchange, then any gain recognized on the sale or exchange of the shares will be treated as a dividend to the extent of AHL’s earnings and profits (determined under U.S. federal income tax principles) attributable to the shares accumulated during the period that the U.S. holder held such shares while AHL was a CFC (with certain adjustments). Because the Series C Preference Shares generally are not entitled to vote, a U.S. holder that acquires Series C Preference Shares in this offering and does not own (directly, indirectly or constructively) any of our common shares is not expected to be treated as owning (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of AHL and, consequently, subject to the discussion of RPII below, Section 1248 of the Code is not expected to apply to any sales or exchanges of our Series C Preference Shares. However, because of the complexity of the attribution rules contained in the Code, there can be no assurance that this will be the case.

Section 953(c)(7) of the Code provides that the rules of Section 1248 of the Code will also apply to the sale or exchange of shares in a non-U.S. corporation by a U.S. person (regardless of whether the person owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of the non-U.S. corporation) if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as a RPII CFC. If Section 1248 applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).

AHL does not directly engage in an insurance or reinsurance business, but our Non-U.S. Insurance Companies do. Existing proposed regulations do not address whether the provisions of Section 953(c)(7) of the Code may apply with respect to the sale of stock in a non-U.S. corporation that is not a RPII CFC but has a non-U.S. subsidiary that is a RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority to the contrary, there is a strong argument that this specific rule should not apply to a disposition of Series C Preference Shares because AHL is not itself directly engaged in the insurance business. However, there is no assurance that the IRS will not successfully assert that Section 953(c)(7) applies in such circumstances and thus may apply to the sale or exchange by a U.S. holder of our Series C Preference Shares. Prospective investors are urged to consult their tax advisers regarding the effects of these rules on a disposition of Series C Preference Shares.

Redemption of Our Series C Preference Shares

A redemption of our Series C Preference Shares will be treated under Section 302 of the Code as a dividend if we have sufficient earnings and profits (in which case the discussion in “—Distributions on Our Series C Preference Shares” generally would apply), unless the redemption satisfies one of the tests set forth in

Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange (in which case the discussion in “—Dispositions of Our Series C Preference Shares” generally would apply), subject to the discussion herein relating to the potential application of the CFC and PFIC rules. Under the relevant Code Section 302(b) tests, the redemption should be treated as a sale or exchange only if it (1) is “not essentially equivalent to a dividend,” (2) is substantially disproportionate, or (3) constitutes a complete termination of the holder’s stock interest in us. Under published IRS guidance, the redemption of any Series C Preference Shares held by a holder that does not own any other class of our stock, actually or constructively, is considered to be “not essentially equivalent to a dividend” for purposes of the test in clause (1) above. In determining whether any of these tests are met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. It may be more difficult for a U.S. person who owns, actually or constructively by operation of the attribution rules, any of our other shares to satisfy any of the above requirements. The determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular holder of Series C Preference Shares depends on the facts and circumstances as of the time the determination is made.

If a redemption of our Series C Preference Shares is treated as a distribution that is taxable as a dividend, a U.S. holder’s adjusted basis in the redeemed Series C Preference Shares will be transferred to our other equity securities that such U.S. holder owns. If such U.S. holder does not own any of our other equity securities, that basis may be transferred, under certain circumstances, to our other equity securities owned by a related person, or could be lost entirely. A U.S. holder should consult with its own tax advisor regarding the transfer of basis in the redeemed Series C Preference Shares.

PFIC Provisions

In general, a non-U.S. corporation will be a PFIC during a taxable year if (1) 75% or more of its gross income constitutes passive income or (2) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, passive income includes interest, dividends and other investment income, with certain exceptions. However, under an “active insurance” exception, income is not treated as passive if it is derived in the “active conduct” of an insurance business by a “qualifying insurance corporation.” The IRS recently proposed regulations providing guidance on the active insurance exception. The proposed regulations are not effective until adopted in final form.

A “qualifying insurance corporation” is a foreign corporation (A) which would be subject to tax under subchapter L (i.e., the provisions generally applicable to a domestic insurance company under the Code) if such corporation were a domestic corporation, and (B) the applicable insurance liabilities of which constitute more than 25% of its total assets. A non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation (the “look through” rule). We currently expect that the “applicable insurance liabilities” of each of our Non-U.S. Insurance Companies will constitute more than 25% of its assets and that each such company will be a “qualifying insurance corporation.”

Under the proposed regulations, whether a company is engaged in the “active conduct” of an insurance business is a facts and circumstances test. However, the proposed regulations introduce a “bright line” rule providing that the “active conduct” requirement is met if, and only if, the insurance company’s “active conduct percentage” is at least 50%. In general, a company’s active conduct percentage is determined by dividing the company’s aggregate expenses for certain insurance-related services of its officers and employees (and the officers and employees of certain affiliates) by the company’s aggregate expenses for such insurance-related services (including those paid to unaffiliated persons). The precise scope of expenses that should be taken into account in calculating the active conduct percentage is unclear.

Our Non-U.S. Insurance Companies generally pay fees to service providers, including Apollo, for investment management and other services. Including such fees in the calculation would have the effect of reducing their active conduct percentages. Due to uncertainty in the scope of expenses that should be taken into account, complexity in tracking and allocating expenses, and variations in expenses from year to year, among other uncertainties, no assurances can be provided that the active conduct percentages of our Non-U.S. Insurance Companies will be at least 50% in any given year. Accordingly, if the proposed regulations were finalized in their proposed form, depending on which expenses are included in the fraction, there is a risk that one or more Non-U.S. Insurance Companies would be considered a PFIC in one or more taxable years, in which case AHL may also be a PFIC in such taxable years.

The IRS has requested comments on several aspects of the proposed regulations. It is uncertain when the proposed regulations will be finalized, and whether the provisions of any final or temporary regulations will vary from the proposed regulations. As a result, we cannot assure you that AHL or any of our Non-U.S. Insurance Companies will not be treated as a PFIC.

If AHL is considered a PFIC for U.S. federal income tax purposes, a U.S. holder that receives an “excess distribution” on our Series C Preference Shares or recognizes a gain on the disposition of our Series C Preference Shares generally will determine its U.S. federal income tax on such amounts by (1) allocating the excess distribution or gain ratably to each day in the U.S. holder’s holding period for the Series C Preference Shares, (2) including in gross income as ordinary income for the current year the amounts allocated to the current year or to years before AHL became a PFIC, and (3) increasing the current year’s tax by the “deferred tax amount,” which is determined by multiplying the amounts allocated to each of the other taxable years by the highest rate of tax in effect for such taxable year (for the applicable class of taxpayers) to calculate the increases in taxes for each prior year, calculating an interest charge (at the rate applicable to underpayments of U.S. federal income tax for the relevant period) for the deemed deferral of such taxes from each prior year to the current year, and combining such increases in taxes and interest charges. In addition, a U.S. holder would be treated as owning a proportionate amount of any shares that AHL owns, directly or indirectly by application of certain attribution rules, in other PFICs (including ALRe or ACRA, if they are PFICs) and would be subject to the PFIC rules on a separate basis with respect to its indirect interests in any such PFICs. In general, a U.S. person that owns shares in a PFIC is treated as receiving an “excess distribution” from the PFIC if the distributions received by the U.S. person with respect to such shares in a taxable year exceed 125% of the average annual distributions received by the U.S. person in the three preceding taxable years (or, if shorter, the U.S. person’s holding period for the shares). In addition, a distribution paid by a PFIC to a U.S. person that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax as qualified dividend income.

If AHL is characterized as a PFIC, a U.S. holder may be able to mitigate the negative tax consequences described above if the U.S. holder makes a “qualified electing fund” election or “mark-to-market” election with respect to our Series C Preference Shares. However, such an election may itself have negative tax consequences to a U.S. holder. Further, we do not expect to provide the information necessary for U.S. holders to make “qualified electing fund” elections, and a “mark-to-market” election may not mitigate any negative tax consequences with respect to PFICs directly or indirectly owned by AHL. U.S. holders should consult with their tax advisers regarding the availability and advisability of such elections (including a retroactive qualified electing fund election). As described above, if AHL were a PFIC for any taxable year and any of its non-U.S. subsidiaries were also a PFIC, a U.S. holder generally would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. A U.S. holder would not be able to make a mark-to-market election with respect to stock of any lower-tier PFIC. In addition, a U.S. holder may be required to comply with other reporting requirements, regardless of the number of shares held, and whether or not a “qualified electing fund” or “mark-to-market” election is made.

U.S. holders are urged to consult their own tax advisers about the application of the PFIC rules, the advisability and availability of any elections (including a retroactive qualified electing fund election), and the additional reporting requirements described above.

Foreign Tax Credits

In the event that U.S. persons own (directly, indirectly through non-U.S. entities or constructively pursuant to certain stock option rules) 50% or more of the total combined voting power of all classes of our voting shares or 50% or more of the total value of our shares, a portion of the current income inclusions, if any, under the CFC and PFIC provisions and of any dividends paid by AHL (including any gain from the sale or other taxable disposition of Series C Preference Shares that is treated as a dividend under Code Section 1248) that otherwise would have been treated as non-U.S. source income may instead be treated as U.S. source income for purposes of computing a U.S. holder’s U.S. foreign tax credit limitation. Further, shareholders might be subject to limitations on their ability to utilize any excess foreign tax credits from other sources to reduce U.S. tax on any such income that is not treated as derived from U.S. sources.

Net Investment Income Tax

A 3.8% tax is imposed on all or a portion of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will include a U.S. holder’s share of dividends and gain on the sale or other taxable disposition of our Series C Preference Shares. Unless a U.S. holder elects otherwise or holds our Series C Preference Shares in connection with certain trades or businesses, the CFC and PFIC provisions generally will not apply for purposes of determining a U.S. holder’s net investment income.

Reporting Requirements for U.S. Holders

Form 926—A U.S. holder who transfers cash to AHL in exchange for Series C Preference Shares may be required to file Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS if (1) immediately after the transfer, such U.S. holder holds, directly or indirectly, at least 10% of the total voting power or the total value of AHL, or (2) the amount of cash transferred by such U.S. holder (or certain related persons) during the 12-month period ending on the date of the transfer exceeds $100,000.

Form 5471—A U.S. holder who is a 10% U.S. Shareholder or RPII Shareholder of any of our Non-U.S. Companies generally will be required to file Form 5471 (Information Return of U.S. Persons with Respect to Certain Foreign Corporations) with the IRS for one or more taxable years with respect to such company. This information return requires certain disclosures concerning the filing shareholder, other 10% U.S. Shareholders and such company.

Form 8621—A U.S. person that is a shareholder of a PFIC is required to file Form 8621 (Information Return by a Shareholder of a PFIC or Qualified Electing Fund) with the IRS. If AHL is a PFIC in any year, U.S. holders may be required to file Forms 8621 with the IRS with respect to AHL and any PFICs owned by AHL, directly or indirectly by application of certain attribution rules.

Form 8938—U.S. holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form.

Form 8992—A 10% U.S. Shareholder of a CFC generally is required to file Form 8992 (U.S. Shareholder Calculation of Global Intangible Low-Taxed Income (GILTI)) with the IRS.

Potential investors are urged to consult their tax advisers for advice regarding reporting on Forms 926, 5471, 8621, 8938 and 8992 and any other reporting requirements that may apply to their acquisition, ownership or disposition of our Series C Preference Shares. AHL is not obligated to provide U.S. holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.

Taxation of Non-U.S. Holders

For purposes of this discussion, you are a “Non-U.S. holder” if you are a beneficial owner of our Series C Preference Shares, you are not a U.S. holder and you are not treated as a partnership for U.S. federal income tax purposes.

Distributions on Our Series C Preference Shares

The distributions made on our Series C Preference Shares will be dividends for U.S. federal income tax purposes to the extent paid out of AHL’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Subject to the discussion below regarding FATCA, dividends in respect of our Series C Preference Shares will not be subject to U.S. federal income tax unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and generally, if an income tax treaty applies, the dividends are attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States).

To the extent distributions exceed AHL’s current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. holder’s basis in our Series C Preference Shares, but not below zero, and then will be treated as gain from the sale or exchange of our Series C Preference Shares (discussed below).

Dispositions of Our Series C Preference Shares

A Non-U.S. holder will not be subject to U.S. federal income tax on any gain or deemed dividend realized upon the sale or other taxable disposition of our Series C Preference Shares unless (1) such gain or deemed dividend is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and generally, if an income tax treaty applies, the gain or deemed dividend is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States) or (2) the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such sale or other taxable disposition occurs and certain other conditions are met.

Gain or deemed dividends described in clause (1) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” During each taxable year, a Non-U.S. holder described in clause (2) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale or other taxable disposition, which may be offset by capital losses of the Non-U.S. holder during the taxable year allocated to U.S. sources.

Effectively Connected Income

Any dividend with respect to, or gain recognized upon the sale or other taxable disposition of, our Series C Preference Shares that is effectively connected with a trade or business carried on by a Non-U.S. holder within the United States (and generally, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. holder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. holder’s net effectively connected income, generally in the same manner as if the Non-U.S. holder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. holder may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), subject to certain adjustments. Non-U.S. holders should consult their tax advisers regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on our Series C Preference Shares and the proceeds from a sale or other disposition of our Series C Preference Shares unless a shareholder establishes an exemption. A U.S. holder that does not establish such an exemption may be subject to U.S. backup withholding tax on such payments if the holder fails to provide its taxpayer identification number on IRS Form W-9 or otherwise comply with the backup withholding rules. A Non-U.S. holder may be required to provide a certification on an applicable IRS Form W-8 to establish an exemption from such information reporting and backup withholding. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against the U.S. holder’s or Non-U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder or Non-U.S. holder to a refund provided that the required information is timely furnished to the IRS.

Changes in U.S. Tax Law

The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries has been significantly altered by the enactment of the Tax Act. In addition to the changes in law discussed above, the Tax Act, among other things:

•	Amends the calculation of tax reserves for U.S. life insurance companies and requires affected companies to include the resulting change in income over an 8-year period beginning in 2018; and

•	Amends the treatment of “specified policy acquisition expenses” incurred by U.S. life insurance companies under Section 848 of the Code.

There is significant uncertainty regarding how certain provisions of the Tax Act will be interpreted. Although some guidance has been provided, much of it is only in proposed form and further guidance may not be forthcoming. In addition, it is possible that a “technical corrections” bill may be enacted that could alter or clarify the Tax Act, and any such alterations or clarifications may have retroactive effect. The effect of any changes to, clarifications of or guidance under the Tax Act could add significant expense and have a material adverse effect on our results of operations or your investment in our Series C Preference Shares.

Finally, the tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries may be the subject of further legislation. No prediction can be made as to whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As such, we cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in our Series C Preference Shares or reduce the attractiveness of our products. If any such developments occur, our business, financial condition and results of operation could be materially and adversely affected and such developments could have a material and adverse effect on your investment in our Series C Preference Shares.

The U.S. federal income tax laws and interpretations, including those regarding whether a company is engaged in a U.S. trade or business (or has a U.S. permanent establishment) or is a PFIC, or whether U.S. persons would be required to include in their gross income the “subpart F income,” RPII, earnings invested in U.S. property or ”tested income” of a CFC, are subject to change, possibly on a retroactive basis. Furthermore, new regulations or pronouncements interpreting or clarifying these or other rules may be forthcoming. No prediction can be made as to what effect, if any, any new guidance would have on an investor that is subject to U.S. federal income taxation.

FATCA Withholding

The U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income to (1) a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the

U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the IRS to, among other things, collect and disclose to the IRS certain information regarding its U.S. accounts or meets an applicable exception, and (2) a “non-financial foreign entity” (as defined in Section 1472(d) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, certifies that it has no such U.S. owners or meets an applicable exception. The IRS has issued regulations that provide for the phased implementation of the FATCA withholding requirements.

If AHL is treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our Series C Preference Shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which the shareholder holds its shares) establishes an exemption from such withholding and information reporting. As discussed above, AHL currently intends to operate in a manner that will not cause it to be treated as being engaged in a trade or business within the U.S. However, the enactment of the BEAT, the reduction of the federal income tax rate applicable to corporations included in the Tax Act and other factors may cause AHL to conduct its business differently. Furthermore, no definitive standards are provided by the Code, U.S. Treasury regulations or court decisions regarding when a foreign corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that AHL is engaged in a U.S. trade or business.

UNDERWRITING

Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives of the underwriters in this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of depositary shares set forth opposite its name below.

Underwriters	Number of Firm Depositary Shares to be Purchased
Wells Fargo Securities, LLC	5,796,000
BofA Securities, Inc.	5,796,000
Morgan Stanley & Co. LLC	5,796,000
RBC Capital Markets, LLC	4,932,000
BMO Capital Markets Corp.	840,000
J.P. Morgan Securities LLC	840,000

Total	24,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of the depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed that, for a period from the date of this prospectus supplement through and including the date that is 30 days after the date of this prospectus supplement, we will not, without the prior written consent of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC. and RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or enter into any swap or other agreement that transfers any of the economic consequences of ownership of, or file a registration statement with the SEC relating to, any securities that are substantially similar to the depositary shares or Series C Preference Shares, including any securities convertible into or exchangeable for our depositary shares or Series C Preference Shares.

The depositary shares are a new issue of securities with no established trading market. We intend to list the depositary shares on the NYSE under the symbol “ATHPrC”. If approved for listing, we expect trading of the depositary shares on the NYSE to commence within 30 days after they are first issued. No assurance can be given as to the liquidity of the trading market for the depositary shares or that an active public market for the depositary shares will develop.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering, assuming that the allocation between retail and institutional investors is as set forth on the cover page of this prospectus supplement. The underwriting discount will be $0.500 per depositary share with respect to depositary shares sold to certain institutions and $0.7875 per depositary share with respect to shares sold to retail investors. Therefore, to the extent sales to institutional investors are greater than the allocation on the cover page of this prospectus supplement, the actual total underwriting discount will be less than the amounts shown in the table below and the actual total net proceeds to us will be greater than the amounts described in this prospectus supplement.

Per share	$0.6770
Total	$16,247,007.50

The representatives have advised us that the underwriters propose initially to offer the depositary shares at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not to exceed $0.50 per depositary share sold to retail accounts and $0.30 per depositary share sold to institutional accounts. The underwriters may allow, and such dealers may reallow, a concession on sales to other dealers not to exceed $0.45 per depositary share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The total expenses of this offering paid or payable by us will be approximately $1,500,000 (excluding underwriting discounts and commissions), which includes an amount not to exceed $15,000 that we have agreed to reimburse the underwriters for fees of counsel related to FINRA and blue sky matters incurred by them in connection with this offering.

Certain of our directors and officers or persons affiliated with Apollo may purchase depositary shares directly from the underwriters in the offering, at the price per depositary share to the public, and any such purchases by such persons will reduce the number of depositary shares available for sale to the general public.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of depositary shares than it is required to purchase in the offering.

•	“Naked” short sales are sales of depositary shares in an amount in excess of the number of depositary shares being purchased in this offering.

•	Covering transactions involve purchases of shares in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter (“OTC”) market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the depositary shares (“T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the date that is two business days before the delivery of the depositary shares will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

The underwriters are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed, and may in the future perform, various commercial banking, investment banking and advisory services for Athene Holding Ltd. and Apollo, or their respective transaction counterparties (including, for example, with respect to PRT transactions), from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Athene Holding Ltd. and Apollo in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of Athene Holding Ltd. and Apollo or their affiliates. Additionally, certain of the underwriters or their respective affiliates that have a lending relationship with Athene Holding Ltd., Apollo or their affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the depositary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Residents of Bermuda

To the extent that the depositary shares are offered and sold in or from Bermuda, such offer or sale will be made in accordance with the Investment Business Act 2003 of Bermuda.

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to European Economic Area and United Kingdom Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the depositary shares in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of depositary shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has not been approved by an authorized person in the UK and is for distribution only to persons who (i) are outside the UK (ii) have professional experience in matters relating to investments (being investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (iii) are persons falling within Article 43(2) of the Financial Promotion Order, (iv) are persons falling within Article 49(2)(a) to (d) (inter alios, high net worth companies or unincorporated associations) of the Financial Promotion Order, or (v) are persons to whom an invitation or inducement to engage in investment activity within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. No part of this document should be published, reproduced, distributed or otherwise made available in whole or in part to any other person.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other remarketing or marketing material relating to the depositary shares or this remarketing constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other remarketing or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the company, or the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of depositary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of depositary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of depositary shares.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Notes will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the depositary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the depositary shares under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters relating to this offering, including the validity of the depositary shares offered hereby under Bermuda law, will be passed upon for us by Conyers Dill and Pearman Limited, Hamilton, Bermuda. Certain legal matters relating to this offering will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Appleby (Bermuda) Limited, Hamilton, Bermuda. Certain partners of Sidley Austin LLP own Class A common shares representing less than 1% of our outstanding common shares as of June  4, 2020.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (File No. 333-222392) that we have filed with the SEC, but the registration statement also contains additional information and exhibits.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

We are incorporating by reference into this prospectus supplement and the accompanying prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020 (“Annual Report”);

•	Definitive Proxy Statement on Schedule 14A for the 2020 Annual General Meeting of Shareholders filed with the SEC on April 21, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020;

•	Registration Statement on Form 8-A, dated December 9, 2016, relating to the registration of shares of our Class A common shares; and

•	Current Reports on Form 8-K, filed with the SEC on March 2, 2020, March 31, 2020, April 6, 2020 and June 3, 2020.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, until the termination or completion of this offering. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus supplement and before the date that this offering is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., Chesney House, 96 Pitts Bay Road, Pembroke, HM08 Bermuda, by electronic mail (corpsec@athene.bm) or by telephone (441-279-8400). You may also obtain some of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement and the accompanying prospectus.

PROSPECTUS

ATHENE HOLDING LTD.

DEBT SECURITIES

PREFERRED SHARES

DEPOSITARY SHARES

CLASS A COMMON SHARES

WARRANTS

UNITS

By this prospectus, we may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The specific terms of these securities will be provided in supplements to this prospectus. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Investing in our securities involves risk. See “Risk Factors” on page 2, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

We or selling securityholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our Class A common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “ATH”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of the other securities registered hereunder will be listed on a securities exchange, other than our Class A common shares.

We, selling securityholders or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2018.

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we and the selling securityholders named in a prospectus supplement may, from time to time, sell any combination of debt securities, preferred shares, depositary shares, Class A common shares, warrants and units, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as our other public filings, which are available without charge through the SEC website at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or in any free writing prospectus that we authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the accompanying prospectus supplement and the reports incorporated by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operations or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus and the accompanying prospectus supplement and give our current expectations and projections relating to our financial condition, results of operations, plans, strategies, objectives, future performance, business and other matters.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	market and credit risks that could diminish the value of our investments;

•	foreign currency fluctuations;

•	the impact of changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	introduction of the proposed European Union financial transaction tax;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•	the termination by Athene Asset Management, L.P. (“AAM”) of its investment management agreements (“IMAs”) with us and limitations on our ability to terminate such arrangements;

•	AAM’s dependence on key executives and inability to attract qualified personnel;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to regulations affecting, among other things, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to us, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	suspension or revocation of our subsidiaries’ insurance and reinsurance licenses;

•	AHL or Athene Life Re Ltd. (“ALRe”) becoming subject to U.S. federal income taxation;

•	adverse changes in U.S. tax law;

•	our being subject to U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”);

•	our potential inability to pay dividends or distributions; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus, the accompanying prospectus supplement and in the reports incorporated by reference herein.

We caution you that the important factors referenced above may not contain all of the factors that are important to you in making a decision to invest in our securities. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus, the accompanying prospectus supplement and the reports incorporated by reference herein from (1) our own internal estimates and research, (2) industry and general publications and research, (3) studies and surveys conducted by third parties and (4) other publicly available information. Independent research reports and industry publications generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that the information included and incorporated by reference in this prospectus from such publications, research, studies and surveys is reliable, neither we, nor the underwriters have independently verified data from these third-party sources. In addition, while we believe our internal estimates and research are reliable and the definitions of our market and industry are appropriate, neither such estimates and research nor such definitions have been verified by any independent source. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties as the other forward-looking statements in this prospectus and in the accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

We are incorporated under the laws of Bermuda. In addition, some of our directors and officers may reside outside the United States, and all or a substantial portion of our assets and the assets of these persons are, or may be, located in jurisdictions outside the United States. Therefore, it may be difficult for investors to recover against us or our non-United States based directors and officers, or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of U.S. federal securities laws. Although we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of our securities made by this prospectus by serving CT Corporation, our U.S. agent irrevocably appointed for that purpose, it may be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States.

We have been advised by our Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. A final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in a Bermuda court under the common law doctrine of obligation, by action on the debt evidenced by the U.S. court judgment without examination of the merits of the underlying claim. In order to maintain an action in debt evidenced by a U.S. court judgment, the judgment creditor must establish that:

•	the court that gave the judgment over the defendant was competent to hear the claim in accordance with private international law principles as applied in the courts in Bermuda; and

•	the judgment is not contrary to public policy in Bermuda and was not obtained contrary to the rules of natural justice in Bermuda.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. U.S. judgments for multiple damages may not be recoverable in Bermuda court enforcement proceedings under the provisions of the Protection of Trading Interests Act 1981. A claim to enforce the compensatory damages before the multiplier was applied would be maintainable in the Bermuda court. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. See “Comparison of Shareholder Rights—Differences in Corporate Law—Shareholders’ Suits.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. Our Class A common shares are listed and traded on the NYSE under the symbol “ATH”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the following documents which have been filed with the SEC:

•

Annual Report on Form 10-K for the year ended December  31, 2016 (our “2016 Form 10-K”), as revised by our Current Report on Form 8-K filed on June  13, 2017 (our “June Form 8-K”), which revised the following Items of our 2016 Form 10-K as and to the extent reflected in Exhibit 99.1 to our June Form 8-K:

•	Part II, Item 8. Financial Statements and Supplementary Data; and

•	Part IV, Item 15. Exhibits and Financial Statement Schedules;

•

Quarterly Report on Form 10-Q for the quarter ended March  31, 2017 (our “March Form 10-Q”), as revised by our June Form 8-K, which revised Part I, Item 1. of our March Form 10-Q as and to the extent reflected in Exhibit 99.2 to our June Form 8-K;

•	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017;

•	Registration Statement on Form 8-A, dated December 9, 2016, relating to registration of shares of our Class A common shares;

•	Definitive Proxy Statement on Schedule 14A for the 2017 Annual General Meeting of Shareholders (our “Proxy Statement”); and

•

Current Reports on Form 8-K filed on March 1, 2017; March 15, 2017; March  17, 2017; March 21, 2017; April  3, 2017; April 14, 2017; May  18, 2017; May 22, 2017; June  9, 2017; June 12, 2017; June  13, 2017; September 6, 2017 and January  2, 2018.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, until the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., Chesney House, 96 Pitts Bay Road, Pembroke, HM08 Bermuda, by electronic mail (corpsec@athene.com) or by telephone (441-279-8400). You may also obtain some of the documents incorporated by reference into this prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus.

OUR COMPANY

We are a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and shareholders by combining our two core competencies of (1) sourcing long-term, generally illiquid liabilities and (2) investing in a high-quality investment portfolio, which takes advantage of the illiquid nature of our liabilities. Our steady and significant base of earnings generates capital that we opportunistically invest across our business to source attractively-priced liabilities and capitalize on opportunities. Our differentiated investment strategy benefits from our strategic relationship with Apollo Global Management, LLC (Apollo) and its indirect subsidiary, AAM. AAM provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo and AAM also provides us with access to Apollo’s investment professionals across the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. We are based in Bermuda with our U.S. subsidiaries’ headquarters located in Iowa.

AHL is a holding company for its insurance subsidiaries and does not have any significant operations of its own. The principal sources of cash to meet AHL’s obligations are dividends, returns of capital, loans or advances or other intercompany transfers of funds from its subsidiaries. AHL’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for Bermuda insurance subsidiaries is based on the statutory capital and surplus as of the immediately preceding calendar year. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year.

Athene is an exempted company organized under the laws of Bermuda. Our principal executive offices are located at Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda, and our telephone number is (441) 279-8400. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold by us under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	1.43	1.12	1.29	1.45	1.18	1.73	2.15

(1)

For purposes of this calculation, earnings is defined as income before income taxes, excluding (i) undistributed income or loss from equity method investments, (ii) noncontrolling interests, (iii) fixed charges, excluding deferred sales inducements additions and deferred financing costs and (iv) amortization of capitalized interest, which includes amortization of deferred sales inducements and deferred financing costs. Fixed charges is the sum of (i) interest expensed and capitalized, which includes interest credited to policyholders and deferred sales inducement additions, (ii) deferred financing costs, and (iii) an estimate for interest imputed in rent expense. Interest costs include $0 million and $12 million related to variable interest entities for the nine months ended September 30, 2017 and 2016, respectively. Excluding these costs would have no effect on the ratio of earnings to fixed charges for the nine months ended September 30, 2017 and not have a significant effect for the nine months ended September 30, 2016. Interest costs include $12 million, $15 million, $17 million, $27 million and $16 million related to variable interest entities for the years ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively. Excluding these costs would not have a significant effect on the ratio of earnings to fixed charges for each of the years ended December 31, 2016, 2015, 2014, 2013 and 2012.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred shares, depositary shares, Class A common shares, warrants and units that we and selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

Unless the applicable prospectus supplement states otherwise, debt securities will be issued under an Indenture, between AHL and U.S. Bank National Association, as trustee, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part (the “Indenture”).

The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct secured or unsecured obligations of AHL. The senior debt securities will rank equally with all of AHL’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s present and future senior indebtedness.

Because AHL is principally a holding company, its right to participate in any distribution of assets of any of its subsidiaries, including ALRe, Athene Annuity & Life Assurance Company (“AADE”) and Athene Annuity and Life Company (“AAIA”), upon such subsidiaries’ liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiaries, except to the extent AHL may be recognized as a creditor of such subsidiaries. Accordingly, AHL’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by AHL’s insurance subsidiaries, and holders of debt securities should look only to AHL’s assets for payment thereunder.

The Indenture does not limit the aggregate principal amount of debt securities that AHL may issue and provides that AHL may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. AHL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the Indenture. The Indenture does not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which AHL will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which AHL will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

whether and under what circumstances AHL will pay additional amounts on the debt securities of the series to holders in respect of any tax, assessment or other government charge and, if so, whether AHL will have the option to redeem such debt securities rather than pay such additional amounts;

•

if AHL possesses the option to do so, the periods within which and the prices at which AHL may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

AHL’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which AHL will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the minimum denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which AHL must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which AHL will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or AHL’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for our Class A common shares or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indenture, as amended or supplemented.

As used in this prospectus and any prospectus supplement relating to an offering of debt securities, references to the principal of (and premium, if any) and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest in respect of indebtedness of AHL for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by AHL;

•	all capital lease obligations of AHL;

•

all obligations of AHL issued or assumed as the deferred purchase price of property, all conditional sale obligations of AHL and all obligations of AHL under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of AHL for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of AHL in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of AHL in respect of capital maintenance agreements;

•	all obligations of the types referred to above of other persons for the payment of which AHL is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of AHL (whether or not such obligation is assumed by AHL).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by AHL in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•

any indebtedness of AHL to its controlled affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other controlled affiliate of AHL that is a financing vehicle of AHL in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by AHL) unless otherwise expressly provided in the terms of any such indebtedness.

As of December 31, 2017, AHL had no Senior Indebtedness outstanding. The amount of Senior Indebtedness which AHL may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if AHL defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, AHL will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, AHL will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of AHL, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by AHL for the benefit of creditors; or

•	any other marshaling of AHL’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Indenture does not limit the issuance of additional Senior Indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indenture with respect to each series of debt securities:

•	AHL’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

AHL’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	AHL’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after AHL receives notice of such failure;

•

certain defaults with respect to AHL’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt); and

•	certain events of bankruptcy, insolvency or reorganization of AHL.

If an Event of Default with respect to any debt securities of any series outstanding under the Indenture shall occur and be continuing, the trustee under the Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Events of Default with respect to AHL’s subordinated debt securities may be different than those with respect to its senior debt securities. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under the Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 60 days after the occurrence of a default (which is actually known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against AHL under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under the Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

AHL is required to promptly notify the trustee of the occurrence of any default under the Indenture and is further required to furnish statements to the trustee as to AHL’s compliance with all conditions and covenants under the Indenture and AHL’s knowledge of any default or Event of Default within 120 days of AHL’s fiscal year end.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, AHL may discharge or defease its obligations (except for certain surviving provisions) under the Indenture as set forth below.

AHL may discharge certain obligations to holders of any series of debt securities issued under the Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption, or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, AHL may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, AHL must deliver to the trustee an opinion of counsel to the effect that the holders and beneficial owners of such debt securities will not recognize income, gain or loss for

U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In addition, in the case of either defeasance or covenant defeasance, AHL shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

AHL may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indenture, AHL and the trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. AHL and the trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

change the stated maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right of any holder to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	adversely change the right of any holder exercisable upon the repurchase of the debt securities, if the debt securities initially provide for such rights;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements contained in the Indenture for quorum or voting; or

•	modify any of the above provisions.

The Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive AHL’s compliance with certain covenants contained in the Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as AHL may designate for such purpose from time to time. Notwithstanding the foregoing, at AHL’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by AHL and located in the contiguous United States will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by AHL for the debt securities of a particular series will be named in the applicable prospectus supplement. AHL may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AHL will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property laws, all moneys paid by AHL to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to AHL upon request, and the holder of such debt security thereafter may look only to AHL for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under the Indenture is U.S. Bank National Association. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class  A common shares or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF SHARE CAPITAL

General

The following description of our share capital, memorandum of association and bye-laws is intended as a summary only and is qualified in its entirety by reference to our memorandum of association and bye-laws, which have been filed as exhibits to our SEC filings incorporated by reference herein, to applicable Bermuda law and to the listing rules of the NYSE.

Authorized and Outstanding Share Capital

As of December 15, 2017, our authorized share capital consisted of 425,000,000 Class A common shares, par value $0.001 per Class A common share, of which 142,347,674 Class A common shares are outstanding and held of record by 546 shareholders, 325,000,000 Class B common shares, par value $0.001 per Class B common share, of which 47,488,163 Class B common shares are outstanding and held of record by 13 shareholders, 7,109,560 Class M-1 common shares, of which 3,388,890 Class M-1 common shares are outstanding and held of record by 4 shareholders, 5,000,000 Class M-2 common shares, of which 851,103 Class M-2 common shares are outstanding and held of record by 2 shareholders, 7,500,000 Class M-3 common shares, of which 1,092,000 Class M-3 common shares are outstanding and held of record by 4 shareholders, and 7,500,000 Class M-4 common shares, of which 4,718,172 Class M-4 common shares are outstanding and held of record by 121 shareholders. Our authorized share capital also consists of 150,000,000 undesignated shares, of which none are outstanding.

Common Shares

General

Pursuant to our bye-laws, subject to the applicable listing rules of the NYSE and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued common shares. Our common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.

Our common shares currently consist of Class A common shares, Class B common shares and Class M common shares. Class A and Class B common shares are voting common shares and Class M common shares represent non-voting incentive compensation shares which, upon the satisfaction of certain conditions, may be converted into Class A common shares. The Class M common shares have been issued to our employees and employees of AAM.

While our two voting share classes are economically equivalent—the dollar value of one Class A common share is equivalent to the dollar value of one Class B common share—they differ in terms of voting power. The Class A common shares currently account for 55% of the aggregate voting power of our equity securities, subject to adjustment as described under “—Voting Rights—Class A Common Shares Voting Restrictions of Class A Common Shares” below. The voting Class A common shares are currently owned by persons that are not members of the Apollo Group, including certain members of our management. The Class B common shares currently account for the remaining 45% of the aggregate voting power of our equity securities, subject to adjustment as described under “—Voting Rights—Class B Common Shares” below. The Class B common shares are held by members of the Apollo Group, and accordingly, the Apollo Group beneficially owns or exercises voting control over the Class B common shares. The “Apollo Group” consists of (1) Apollo, (2) AAA Guarantor – Athene, L.P. (the “AAA Investor”), (3) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by Apollo or one or more of Apollo’s subsidiaries, (4) BRH Holdings GP, Ltd. and its shareholders and (5) any affiliate of any of the foregoing (except that for purposes of this definition, AHL and its subsidiaries and employees of AHL, its subsidiaries or AAM are not members of the Apollo Group).

Our Class A common shares may be subject to a cap of the voting power attributable to such shares or may be deemed to be non-voting depending upon whether a holder of such shares is subject to the restrictions set forth in our bye-laws described below under “—Voting Rights—Class A Common Shares—Voting Restrictions of Class A Common Shares.” These restrictions are applicable to certain holders only and such Class A common shares are not subject to such restrictions to the extent that our Class A common shares are held by persons not subject to such restrictions.

Class A Common Shares

We may offer our Class A common shares. All outstanding Class A common shares are fully paid and non-assessable, and any Class A common shares sold in an offering pursuant to this prospectus will be fully paid and non-assessable.

Class B Common Shares

Our Class B common shares are voting common shares of AHL and are economically equivalent to our Class A common shares—the dollar value of one Class A common share is equivalent to the dollar value of one Class B common share. Holders of the Class B common shares may convert any or all of their Class B common shares into Class A common shares on a one-to-one basis, at any time, upon notice to the company. All of our issued and outstanding Class B common shares are fully paid and non-assessable.

In general, our Class B common shares may only be held by members of the Apollo Group.

If the AAA Investor holds a majority of our Class B common shares, the holders of our Class B common shares, by a vote of the majority of the Class B common shares, may at any time and from time to time elect to reduce the percentage of the total voting power of AHL represented by the Class B common shares (and correspondingly increase the percentage of the total voting power of AHL represented by the Class A common shares, so that the total voting power of AHL remains equal to 100%). Should the holders of our Class B common shares elect to reduce the percentage of the total voting power of AHL represented by the Class B common shares, such holders, at their sole discretion, may at the time of election stipulate that the election is irrevocable by such holders.

Because our Class A common shares and Class B common shares are economically equivalent, the Class A common shares will not experience dilution solely as a result of the Class B common shares converting into Class A common shares.

Class M Common Shares

Our Class M-1, M-2, M-3 and M-4 common shares (collectively, the “Class M common shares”) are non-voting incentive compensation shares, convertible into our Class A common shares upon the satisfaction of certain conditions, as described below. The Class M common shares are owned by our employees and employees of AAM. We do not anticipate issuing any Class M common shares in the future.

Class M common shares are granted subject to vesting and forfeiture conditions. Each such grant is divided into two tranches. One tranche is subject to time-based vesting only, with the shares generally vesting ratably on each of the first five anniversaries of the date of grant if the holder is still in service with us on such anniversary. These time-based vesting shares also become vested automatically in full upon a sale or change of control of our company. The other tranche is subject to performance-based vesting, generally based on the achievement by our Class A common shareholders of specified IRRs and multiple on invested capital (“MOIC”) returned to shareholders. The one exception to these performance-based vesting conditions are the grants of restricted Class M-4 Prime common shares made to Messrs. Wheeler and Klein when they joined the company in the second half of 2015. In light of the proximity of their hiring to our IPO, the performance-based tranche of the Class M-4 Prime common shares granted to them will vest based on the trading price of the Class A common shares. We also granted Class M-4 Prime common shares to other individuals for whom share awards were approved during 2016. See “Compensation of Executive Officers and Directors—2016 Compensation Elements—Athene Equity and Long-Term Incentive Awards” in our Proxy Statement for more information about the vesting provisions of the performance-based tranches of Class M common shares.

Notwithstanding the foregoing, in connection with any shareholder vote to approve a merger or amalgamation with respect to AHL, each Class M common share, and each non-voting Class A common share, shall have the power to vote in connection with such approval. Solely in connection with such a vote, the Class M common shares and the non-voting Class A common shares shall collectively represent 0.1% of the total voting power of AHL (such voting power to be allocated equally among the Class M common shares and the non-voting Class A common shares), with the total voting power attributable to each of the voting Class A common shares and Class B common shares being reduced by such percentage on a pro-rated basis determined based on the total voting power of each such class.

Repurchase Right

Following certain terminations of the employment or service of a holder of Class M common shares, the company has the right (but not the obligation) to repurchase all or any portion of the vested Class M common shares held by such person.

Conversion to Class A Common Shares

After such time as either (1) certain investors in the Apollo Group receive a 100% return of capital invested in the company or (2) Class A common shares are listed on a national public securities exchange (which condition was satisfied upon the consummation of our IPO), a holder of vested Class M common shares may elect to exchange any or all of such shares for an equivalent number of Class A common shares upon payment to the company (in cash or in shares at the election of the holder of Class M common shares) of an amount equal to the product of (a) the number of vested Class M common shares that are being exchanged and (b) the applicable conversion price, less the per share dividends and other distributions, if any, previously paid by the company in respect of the Class A common shares from and after the issuance of the applicable Class M common shares.

The conversion price for the Class M-1 common shares is $10.00 per share, the conversion price for the Class M-2 common shares is $10.78 per share, the conversion price for the Class M-3 common shares is $13.46 per share and the conversion price for the Class M-4 common shares is $26.00 per share. Each such conversion price is based upon the price per share paid by investors in the private placement of our Class A common shares associated with the applicable Class M common shares. We have issued Class M-4 Prime common shares with conversion prices of $27.83, $28.26, $33.28, $33.95, $34.23 and $36.40, which in each case was the grant date fair value of a Class A common share at the time of grant.

Following conversion of Class M common shares, such converted Class A common shares may be sold for cash subject to applicable contractual transfer restrictions or legal restrictions, such as blackout periods and affiliate sale volume restrictions.

Dividends

Our board of directors may, subject to Bermuda law and our bye-laws, declare a dividend to be paid (in cash or wholly or partly in kind) to shareholders of record on a record date set by our board of directors. Our board of directors may declare and pay a dividend on one or more classes of shares to the extent one or more classes of shares ranks senior to or has a priority over another class of shares. No unpaid dividend will bear any interest.

Dividends on vested Class M common shares are paid to the holders of such shares at the same time that dividends are paid to other shareholders.

We do not currently pay dividends on any of our common shares and we currently intend to retain all available funds and any future earnings for use in the operation of our business. We may, however, pay cash dividends on our common shares, including our Class A common shares, in the future. Any future determination to pay dividends will be made at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal and regulatory requirements, restrictions in our debt agreements and other factors our board of directors deems relevant. While we do not currently have any preference shares, if we issue such shares in the future, our board of directors may declare and pay a dividend on one or more classes of shares to the extent one or more classes of shares ranks senior to or has a priority over another class of shares. Our ability to pay dividends on our Class A common shares is limited by the terms of our existing indebtedness and may be restricted by the terms of any future credit agreement or any future debt or preferred securities of ours or of our subsidiaries.

Furthermore, AHL is a holding company and has no direct operations. All of AHL’s business operations are conducted through its subsidiaries. Any dividends AHL pays will depend upon its funds legally available for distribution, including dividends from its subsidiaries. AHL’s U.S. insurance subsidiaries are highly regulated and are required to comply with various conditions before they are able to pay dividends or make distributions to AHL. See “Business—Regulation—United States—Restrictions on Dividends and Other Distributions” in our 2016 Form 10-K. In addition, any dividends payable to AHL by its U.S. insurance subsidiaries, if permitted, would be subject to a 30% withholding tax.

Voting Rights

The total voting power of our common shares, as referred to in our bye-laws, means the total votes attributable to all of our shares issued and outstanding. The voting rights associated with each class of our common shares is as set forth below.

General

Our bye-laws restrict all holders of all classes of our shares from owning, directly or indirectly, an amount of outstanding capital stock of us such that any one holder that is a “United States person” (as defined in Section 957(c) of the Code) would possess 50% or more of either the total voting power or total value of our shares outstanding, including any securities exchangeable for our capital stock and all options, warrants, contractual and other rights to purchase our capital stock (“Equity Securities”). Our bye-laws also prohibit any holder of any class of our shares from transferring any such shares if, after giving effect to such transfer, 19.9% or greater of the total voting power or the total value of our outstanding shares or Equity Securities would be owned, directly or indirectly, by either (i) U.S. shareholders (as defined in Section 953(c) of the Code) who are insured or reinsured by us or any of our subsidiaries or ceding companies or (ii) any person who is related to any such person. In the event any holder of our shares or Equity Securities is in violation of these restrictions, our board of directors may require such holder to sell or allow us to repurchase some or all of such holder’s shares or Equity Securities at fair market value, as the board of directors and such holder agree in good faith, or to take any reasonable action that the board of directors deems appropriate.

Class A Common Shares

The bye-laws generally provide that shareholders are entitled to vote, on a non-cumulative basis, at all annual general and special meetings of shareholders with respect to matters on which Class A common shares are eligible to vote. The Class A common shares collectively represent 55% of the total voting power of all of the shares, subject to certain voting restrictions and adjustments described below. This allocation of 55% of the total voting power to the Class A common shares applies regardless of the number of Class A common shares that may be issued and outstanding.

In general, the bye-laws provide that the board of directors may determine that certain shares shall carry no voting rights or shall have reduced voting rights to the extent that our board of directors reasonably determines that it is necessary to do so to avoid any adverse tax consequences to us or, upon the request of certain shareholders, to avoid adverse regulatory consequences to such shareholder. In addition, the board of directors has the authority under the bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted pursuant to the bye-laws.

Voting Restrictions of Class A Common Shares—The bye-laws also include several specific restrictions and adjustments to the voting power of the Class A common shares. If a holder is subject to the restrictions described below, their Class A common shares may be deemed to be non-voting or the voting power attributable to such Class A common shares may be reduced. Such restrictions depend on the identity and characteristics of the holder of the shares as of the date in question; for example, Class A common shares that are deemed non-voting at one general meeting may, as a result of a subsequent transfer to a different holder, be entitled to vote at a later general meeting. The Class A common share restrictions are as follows:

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Class A common shares shall be deemed non-voting if the holder of such shares (or any person related to the holder within the meaning of Section 953(c) of the Code or to whom the ownership of such holder’s shares is attributed under Section 958 of the Code, each, a “Tax-Attributed Affiliate”) (1) owns, directly, indirectly or constructively, Class B common shares, (2) owns, directly, indirectly or constructively, an equity interest in Apollo or AP Alternative Assets, L.P. or (3) is a member of the Apollo Group at which time any member of the Apollo Group holds Class B common shares. A holder of our common shares and its Tax Attributed Affiliates are collectively referred to herein as a “Control Group.”

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The voting power of those Class A common shares that are entitled to vote shall be adjusted so that no shareholder or Tax-Attributed Affiliate (other than a member of the Apollo Group and its affiliates) holds more than 9.9% of the total voting power of common shares. This limitation is intended to reduce the likelihood that the company, ALRe or any of the company’s subsidiaries domiciled outside of the United States will be treated as a controlled foreign corporation (“CFC”) in any taxable year (other than for purposes of taking into account RPII).

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The aggregate votes conferred by the shares held by employees of the company and its subsidiaries, AAM and the Apollo Group may constitute collectively no more than 3% of the total voting power of the company.

The amount of any reduction in voting power that occurs by operation of the adjustments described above will generally be allocated proportionately among all other Class A common shares entitled to vote. If such reallocation in turn triggers the adjustments described above, the adjustments will be applied serially until additional adjustments are no longer necessary.

Any of the foregoing adjustments are likely to result in a Class A common share having voting rights in excess of its pro rata share of the voting power of our Class A common shares. Therefore, a shareholder’s voting rights may increase above 5% of the aggregate voting power of the outstanding common shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act.

Class B Common Shares

The Class B common shares represent, in aggregate, 45% of the total voting power of the shares, subject to certain adjustments, that are described below and in our bye-laws. Only members of the Apollo Group may own Class B common shares. If the AAA Investor holds a majority of the Class B common shares, the cumulative vote of the Class B common shares shall be cast based on the vote of the majority of the Class B common shares. In this instance, because the Class B common shares vote as a single block and can only be held by members of the Apollo Group, Apollo controls the voting power of the Class B common shares.

Should it be the case that AAA Investor does not hold a majority of the Class B common shares, the voting power of the Class B common shares will be allocated on a pro rata basis among all holders of Class B common shares, provided that if certain conditions are met (described in detail in bye-law 4.2(b)(iii) and defined therein as a “Class B Adjustment Condition”, then the voting power of Class B common shares shall be reduced as follows:

(1) First, the voting power of the Class B common shares directly held by the shareholder(s) (i) with the highest Relative Class B Ownership Percentage (as defined in the bye-laws) as of such time and (ii) whose Class B common shares have voting power as of such time (the “Adjustment Shareholder(s)”) that are attributable to the Smallest Class B 9.9% U.S. Person (as defined in the bye-laws) shall be reduced (but not below zero) until the Class B Adjustment Condition is no longer met or such Smallest Class B 9.9% U.S. Person is no longer a Class B 9.9% U.S. Person (taking into account any reallocation of voting power pursuant to clause (2) below), whichever requires the smallest reduction in voting power.

(2) Second, the aggregate voting power reduced in clause (1) above shall be reallocated pro rata among the Class B common shares directly held by all other shareholders.

(3) Third, the adjustments described in clause (1) above and the reallocation described in clause (2) above shall be reapplied serially to the next Smallest Class B 9.9% U.S. Person until the Class B Adjustment Condition is no longer met.

(4) Any excess voting power that cannot be reallocated pursuant to clauses (1), (2) and (3) above shall be transferred pursuant to the bye-laws, and thereafter clause (3) above shall not apply.

Pursuant to the bye-laws, the pro rata reallocation of voting power of the Class B common shares provided for above shall not be permitted to the extent such reallocation would cause (i) a U.S. Person to become a Class B 9.9% U.S. Person (determined after such reallocation) or (ii) the Voting Ratio (as defined below) with respect to any Class B Common Share to be greater than 15. Any voting power that cannot be reallocated on a pro rata basis among all of the Class B common shares directly held by all other shareholders due to the reallocation discussed above shall nonetheless be reallocated to such shares to the maximum extent possible without violating the limitations described herein. “Voting Ratio” means, with respect to any share in the company, a fraction (i) the numerator of which is the percentage of the total voting power represented by such share and (ii) the denominator of which is a fraction (expressed as a percentage) (a) the numerator of which is the value of that share and (b) the denominator of which is the total value of all outstanding shares in the company.

If the adjustments described above have been made but there still exists a Class B Adjustment Condition, then the voting power attributable to the Class B common shares shall be reduced (and the voting power of the Class A common shares correspondingly increased) until such Class B Adjustment Condition is no longer met, unless all Affected Class B Shareholders (as defined in the bye-laws) agree otherwise. A transfer of voting power from the Class B common shares to the Class A common shares as described above could result in a holder of Class A common shares having voting rights in excess of its pro rata share of the voting power of the Class A common shares that it otherwise would have had.

Alternatively, if the AAA Investor holds a majority of the Class B common shares, the holders of the Class B common shares may irrevocably elect to reduce the total voting power of the Class B common shares, with the consent of the holders of a majority of the Class B common shares. This election could result in a holder of Class A common shares having voting rights in excess of one vote per share.

Class M Common Shares

Until having vested and converted into Class A common shares, none of the Class M common shares have voting rights, except where required under Bermuda law. Notwithstanding the foregoing, in connection with any shareholder vote to approve a merger or amalgamation with respect to AHL, each vested and unvested Class M common share, and each non-voting Class A common share, shall have the power to vote in connection with such approval. Solely in connection with such a vote, the Class M common shares and the non-voting Class A common shares shall collectively represent 0.1% of the total voting power of AHL (such voting power to be allocated equally among the Class M common shares and the non-voting Class A common shares), with the total voting power attributable to each of the voting Class A common shares and Class B common shares being reduced by such percentage on a pro-rated basis determined based on the total voting power of each such class.

Voting of Subsidiary Shares

AHL’s bye-laws require the board of AHL to refer certain decisions with respect to our non-U.S. subsidiaries to our shareholders, and to vote our shares accordingly. The decisions required to be referred to our shareholders by this provision include the appointment, removal or remuneration of directors of non-U.S. subsidiaries and any other decisions with respect to non-U.S. subsidiaries that legally require the approval of such non-U.S. subsidiary’s shareholders.

Rights upon Liquidation

In the event of a liquidation, dissolution or winding up of the company, holders of Class A common shares, Class B common shares and Class M common shares are entitled to share in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock, with the holders of Class A common shares, Class B common shares and vested Class M common shares (to the extent that an amount equal to the applicable conversion price associated with the relevant class of Class M common shares has been received by holders of the Class A common shares and Class B common shares) entitled to preferential distributions as set forth in our bye-laws.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors may establish one or more series of preference shares having such designations, dividend rates, redemption features, liquidation rights and preferences, conversion or exchange rights, relative voting rights or such other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of our company.

As of the date of this prospectus, we have not issued or authorized any preference shares.

Certain Bye-law Provisions

Certain provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms. See “Risk Factors—Risks Relating to Investment in Our Class A Common Shares—Our bye-laws contain provisions that could discourage takeovers and business combinations that our shareholders might consider in their best interests, including provisions that prevent a holder of Class A common shares from having a significant stake in Athene” in our 2016 Form 10-K and “—Common Shares—Voting Rights.”

Classified Board of Directors

In accordance with the terms of our bye-laws, our board is classified as described under “Corporate Governance—Classified Board of Directors” in our Proxy Statement.

Removal of Directors

Our bye-laws provide that a director may only be removed for cause by a majority of our board or shareholders holding a majority of the total voting power of our common shares at any general meeting.

Shareholder Action by Written Consent

Subject to certain exceptions, our bye-laws provide that shareholder action may be taken by written resolution, if such resolution is signed by or on behalf of, more than 55% of the total voting power of our common shares.

Shareholder Advance Notice Procedures

Our bye-laws establish advance notice procedures for shareholders to bring business before or to nominate directors at an annual meeting of our shareholders. Our bye-laws provide that any shareholder wishing to bring such business before or to nominate directors at an annual meeting must be a shareholder of record (1) meeting the minimum requirements set forth for eligible shareholders to submit shareholder proposals under Rule 14a-8 of the Exchange Act (a “minimum shareholder”), at the time of giving of notice and at the time of the meeting, (2) entitled to vote at the meeting and (3) who complies with the notice procedures set forth below. These requirements may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. In addition, we expect that these provisions, insofar as they relate to the nomination of directors, may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

To be timely, the shareholder’s notice to bring business before or to nominate directors at an annual meeting must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the later of (1) the close of business 90 days prior to the date of such annual meeting or (2) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the general meeting.

The notice must include the following information:

•	the name and address of the shareholder who intends to make the nomination and either the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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the class and number of equity securities directly or indirectly owned by such shareholder or its affiliates and a description of any agreement, arrangement or understanding to which such shareholder is a party as of the date of such notice with respect to any equity securities or that has the effect or intent of mitigating loss to, managing the potential risk or benefit of share price changes for, or increasing or decreasing the voting power of such shareholder or its affiliates with respect to such equity securities;

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a representation that the shareholder is a shareholder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made or business is to be proposed by the shareholder;

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a representation whether the shareholder intends, or is part of a “group” (as defined in Rule 13d-5 of the Exchange Act) that intends, to deliver a proxy statement and/or form of proxy statement to holders of at least the percentage of common shares required to approve or adopt the proposal and/or to otherwise solicit proxies from other shareholders in support of such proposal;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated or intended to be nominated, or the matter that had been proposed, or intended to be proposed by the board of directors;

•	if applicable, the consent of each nominee to serve as a director if elected; and

•	such other information that the board of directors may request in its discretion.

Notwithstanding anything to the contrary, with respect to shareholder proposals, the notice requirements set forth in our bye-laws will be deemed satisfied by a shareholder if such shareholder has submitted a proposal to us in compliance with Rule 14a-8 of the Exchange Act and such proposal has been included in a proxy statement that has been prepared by us (provided that the shareholder has provided the information specified above). In addition, no business may be brought by a shareholder except in accordance with the above, and unless otherwise required by the rules of the NYSE, if a shareholder intending to bring business before a general meeting does not provide the timely notifications contemplated above or appear in person or by proxy, such business will not be transacted.

Corporate Opportunities

In recognition that members of the Apollo Group or members of its affiliates may serve as our directors and/or officers, and that the Apollo Group and its affiliates may engage in activities or lines of business similar to those in which we engage, our bye-laws provide for the allocation of certain corporate opportunities between us and the Apollo Group and its affiliates. Specifically, (i) no member of the Apollo Group or any affiliate of any member of the Apollo Group (other than us and our subsidiaries), (ii) no director or any affiliate of such director, and (iii) none of our officers, employees or agents, or any officer, director, employee or agent of any of our subsidiaries, who is also, and is presented such opportunity in his or her capacity as, an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other affiliate of any member of the Apollo Group or of any affiliate of any member of the Apollo Group (other than us and our subsidiaries), in the cases of clauses (i), (ii) and (iii), excluding our Chief Executive Officer, has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do. In the event that the Apollo Group or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy to such corporate opportunity, and the Apollo Group or members of its affiliates, as applicable, will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if one of our directors who is also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other affiliate of any member of the Apollo Group or of any affiliate of any member of the Apollo Group (other than us and our subsidiaries) acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and the Apollo Group or its affiliates, we will not have any expectancy to such corporate opportunity unless such potential transaction or matter was presented to such director solely in his or her capacity as such.

By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our bye-laws.

Amendments to Memorandum of Association and Bye-laws

Amendments to our bye-laws require an affirmative vote of majority of our board and a majority of the voting power at any annual or special meeting of shareholders.

Meetings of Shareholders

Our annual general meeting will be held each year at such place, date and time as determined by the board. A special general meeting may be called upon the request of the Chairman, the Chief Executive Officer or a majority of the board. Bermuda’s Companies Act 1981 (the “Companies Act”) requires that shareholders be given at least five business days’ notice of a meeting, excluding the date the notice is given and the date of the meeting. In addition, upon receiving a requisition from holders of at least 10% of total voting power of our common shares, the board is required to convene a special general meeting. The presence in person or by proxy of holders of our common shares holding a majority of the voting power of the company at such meeting constitutes a quorum for the transaction of business at a general meeting.

Market Listing

Our Class A common shares are listed on the NYSE under the symbol “ATH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Limited.

COMPARISON OF SHAREHOLDER RIGHTS

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their shareholders. The following is a summary of certain significant differences between the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us and our shareholders, on the one hand, and the provisions of the Delaware General Corporation Law applicable to U.S. companies organized under the laws of Delaware and their shareholders, on the other hand.

Duties of Directors

The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be generally managed and conducted by our board of directors. In accordance with Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed to third parties and/or the director’s duty to the company; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of either shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the company. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the company and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company.

Interested Directors

Bermuda law provides that a transaction entered into by us in which a director has an interest will not be voidable by us and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided the nature of the interest is disclosed at the first opportunity either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words. Subject to the rules of the NYSE and applicable U.S. securities laws, our bye-laws do not require directors to recuse themselves from any discussion or decision involving any contract or proposed contract or arrangement in which the director is directly or indirectly interested so long as the nature of the interest is disclosed, and such director may be counted in the quorum for such meeting.

Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter or (3) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Generally, except as otherwise provided in the bye-laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast.

Any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. The specific voting rights of our common shares are set forth in detail under “Description of Share Capital—Common Shares—Voting Rights.”

Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for shareholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors.

Amalgamations, Mergers and Similar Arrangements

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a majority of the total voting power of the common shares of the company is required to approve an amalgamation or merger.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, including a public Bermuda company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. A shareholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court to determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to shareholders if the stock received in such transaction is listed on a national securities exchange, including either the NYSE or the Nasdaq Global Market.

Acquisitions

Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock.

Upon any such merger, and in the event the parent corporation does not own all of the stock of the subsidiary, dissenting shareholders of the subsidiary are entitled to certain appraisal rights. Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested shareholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.

Shareholders’ Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws, including any breach of fiduciary duty claims in cases where the actions from which such claims arise have not been ratified by a majority of the shareholders.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Pursuant to our bye-laws, any suit that arises concerning the Companies Act or out of or in connection with our bye-laws shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors (subject to certain exceptions for fraud and/or dishonesty). Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for this purpose.

Pursuant to our bye-laws, our shareholders have agreed to waive any claim or right of action such shareholder may have, whether individually or by or in right of AHL, against any director or officer of AHL on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for AHL or any subsidiary of AHL; provided that such waiver does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or (4) transactions from which such director derived an improper personal benefit.

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

Special Meeting of Shareholders

Under our bye-laws, a special general meeting of shareholders may be called upon the request of our Chairman, our Chief Executive Officer or our board of directors. In addition, upon receiving a requisition from holders of common shares representing at least ten percent (10%) of the total voting power of our common shares, the board will convene a special general meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Notice of Shareholder Meetings

Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting and our bye-laws provide that not less than 21 days’ notice nor more than 60 days’ advance notice be provided. Under Delaware law, a company is generally required to give written notice of any meeting not less than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting.

Dividends and Other Distributions

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) the realizable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.

The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Delaware law requires that a company, within 10 days before a meeting of shareholders, prepare and make available a complete list of shareholders entitled to vote at the meeting. This list must be open to the examination of any shareholder for any purpose relating to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours and at the principal place of business of the company. Delaware law also permits a shareholder to inspect the company’s books and records if the shareholder can establish that he or she is a shareholder of the company, the shareholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records and the inspection by the shareholder is for a proper purpose.

Shareholder Proposals

Under Bermuda law, shareholders may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (1) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly move at the next annual general meeting; and/or (2) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The specific procedures under our bye-laws governing shareholder proposals in relation to our company are set forth under “Description of Share Capital—Certain Bye-law Provisions—Shareholder Advance Notice Procedures.”

Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or bylaws.

Amendment of Memorandum of Association/Certificate of Incorporation

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Minister, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued and outstanding share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.

Amendment of Bye-laws

Our bye-laws provide that the bye-laws may only be amended upon a resolution approved by a majority of the board and a resolution approved by a majority of the shareholders of the company. In addition, no amendment to the bye-laws may be made which would materially, adversely and disproportionately affect the rights, obligations, powers or preferences of any class of common shares without similarly affecting the rights, obligations, powers or preferences of all other classes of common shares without the majority vote of the shares constituting such class so affected.

Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.

Dissolution

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Under Delaware law, a corporation may voluntarily dissolve (1) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (2) if all shareholders entitled to vote thereon consent in writing to such dissolution.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

AHL may choose to offer fractional interests in debt securities or fractional Class A common shares or preferred shares. AHL may issue fractional interests in debt securities, Class A common shares or preferred shares, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a Class A common share or of a particular series of preferred shares, as the case may be, and would be evidenced by a depositary receipt.

AHL will deposit the debt securities or Class A common shares or preferred shares represented by depositary shares under a deposit agreement between AHL and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or Class A common share or preferred share represented by the depositary share, to all the rights and preferences of the debt security or Class A common share or preferred share, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or Class A common shares or preferred shares, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, Class A common shares or series of preferred shares represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, Class A common shares or preferred shares, as the case may be, payable in relation to the redeemed series of debt securities, Class A common shares or preferred shares. Whenever AHL redeems debt securities, Class A common shares or preferred shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities, Class A common shares or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indenture or Voting the Class A Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, Class A common shares or preferred shares, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the Class A common shares or preferred shares represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, Class A common shares or preferred shares, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the Class A common shares or preferred shares, as the case may be, represented by the depositary shares in accordance with those instructions.

AHL will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the Class A common shares or preferred shares, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

AHL and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred shares represented by depositary shares have been converted into or exchanged for Class A common shares or repaid in full; or

•

If applicable, there has been a final distribution in respect of the Class A common shares or preferred shares, including in connection with the liquidation, dissolution or winding-up of AHL, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to AHL notice of its election to do so. AHL also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. AHL must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

AHL will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AHL will pay charges of the depositary in connection with the initial deposit of the debt securities, Class A common shares or preferred shares, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, Class A common shares or preferred shares, as the case may be, by you and any repayment or redemption of the debt securities or preferred shares, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from AHL which are delivered to the depositary and which AHL is required or otherwise determines to furnish to holders of debt securities, Class A common shares or preferred shares, as the case may be. Neither AHL nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither AHL nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, Class A common shares or preferred shares unless satisfactory indemnity is furnished. AHL and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, shares of Class A common shares or preferred shares for deposit, you or other persons believed to be competent and on documents which AHL and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

AHL may issue warrants to purchase debt securities, preferred shares, Class A common shares or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. AHL will issue each series of warrants under a separate warrant agreement to be entered into between AHL and a warrant agent. The warrant agent will act solely as AHL’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants that AHL may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for preferred shares or Class A common shares will not have any rights of holders of the preferred shares or Class A common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred shares or Class A common shares purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, AHL will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against AHL to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, AHL may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents we designate, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us and/or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our Class A common shares which are listed on the NYSE. Any Class A common shares sold will be listed on the NYSE, upon official notice of issuance. The securities, other than the Class A common shares, may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities to be resold. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Bermuda law offered hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities, depositary shares, warrants and units offered hereby will be passed upon for us by Sidley Austin LLP. Certain partners of Sidley Austin LLP own Class A common shares representing less than 1% of our outstanding common shares as of January 3, 2018.

EXPERTS

The consolidated financial statements as of December 31, 2016, and for the two years ended December 31, 2016 incorporated in this prospectus by reference to Athene Holding Ltd.’s Current Report on Form 8-K dated June 13, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2014 incorporated in this prospectus by reference to the Athene Holding Ltd.’s Current Report on Form 8-K dated June 13, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

24,000,000 Depositary Shares

Athene Holding Ltd.

Each representing a 1/1,000th Interest in a Share of

6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

BofA Securities

Morgan Stanley

RBC Capital Markets

BMO Capital Markets

J.P. Morgan

June 4, 2020